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Jacobs Engineering Group Inc.

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Notice of 2018

Annual Meeting of Shareholders and Proxy Statement

Jacobs Engineering Group Inc.

LETTER TO SHAREHOLDERS

FROM OUR CHAIRMAN & CEO

Dear Fellow Shareholder,

There has never been a more exciting time to be at Jacobs. The Company’s performance remains solid, with a foundation built upon our people’s dedication, talent, innovation, commitment to safety and our culture of caring, along with a willingness to create a bridge to a stronger, bigger and better Jacobs.

Governance and Compensation Practices

As your elected fiduciaries, we strongly believe that comprehensive corporate governance oversight, combined with highly talented people executing a compelling strategy, is fundamental to building long-term shareholder value. Furthermore, our Board embraces high levels of integrity and corporate governance processes, with a continuous review and refinement of our practices.

Board Structure – The Board is comprised of 10 members whom together bring rich industry experience and diverse backgrounds. Our Board members are elected on an annual basis under a majority voting standard. The average tenure of our Board members is 8 years, with 4 newly appointed directors within the last 5 years. We plan to add an additional Board member in connection with our planned acquisition of CH2M HILL Companies, Ltd. (“CH2M”).

Oversight – The Board is highly engaged and meets with management on a regular basis to provide strategic guidance, including thorough diligence on acquisition and divestiture opportunities. As part of our focus on oversight, we appointed a lead independent director to ensure independent leadership in the boardroom.

Executive Compensation – We believe in pay for performance executive compensation that incentivizes creating and sustaining long-term shareholder value. The majority of the compensation for our named executive officers is performance-based. This compensation is dependent on the achievement of a combination of both near-term and long-term financial targets. We also hold shareholder advisory votes on “say-on-pay” on an annual basis.

Value Creation Strategy

We began fiscal 2017 with an “investor day” outlining our three-year strategy and showcasing our business and cultural transformation initiatives. Our strategy is based on three key priorities:

Build a High Performance Culture – Reinforce a culture of accountability, inspirational leadership and innovation that will drive long-term outperformance.

Transform the Core – Fundamentally change the way we operate to improve project delivery, sales effectiveness and business excellence.

Grow Profitably – Execute a balanced strategy focused on organic growth, acquisitions and active management of portfolio of businesses to drive profitable growth in the most attractive sectors and geographies.

Throughout the organization, our culture is the foundation on which we build our reputation of excellence in the markets we serve. This strong foundation is based on our longstanding commitment to safety and integrity, supported by four core values: (1) people are the heart of our business, (2) clients are our valued partners, (3) performance excellence is our commitment, and (4) profitable growth is an imperative.

As part of our effort to transform the core of our business, we completed a restructuring program that we expect will result in annual cost savings of over $289 million. During fiscal 2017, we also invested approximately $30 million in technology modernization and process improvements to enhance our business capabilities and improve client service.

2018 Proxy Statement |

To reinforce our management’s focus on profitable growth, we introduced a gross margin in backlog metric to our short-term incentive plan and added return on invested capital (ROIC) as a performance metric in our long-term incentive plan. These new metrics align our leaders’ performance more closely with building long-term shareholder value.

As we progressed through fiscal 2017, we demonstrated consistent execution against our financial strategy to achieve profitable growth. In the fourth quarter, revenue inflected to growth and gross margin percentage was 18%, up from 16% in the year ago period.

From an organic growth standpoint, we had a number of significant new project wins in key end-markets. For example, in our Aerospace & Technology business, we were awarded a $4.6 billion follow-on contract for Integrated Research and Development Enterprise Solutions. In our Buildings & Infrastructure business, we signed a historic joint venture agreement with Saudi Aramco to develop new social infrastructure throughout Saudi Arabia and the Middle East region.

In the fourth quarter, we announced our agreement to acquire CH2M. This acquisition is expected to be transformational for Jacobs as the combined company will advance our leadership in priority growth sectors such as Transportation, Social Infrastructure, Water, Nuclear, and Environmental Services. In addition to the CH2M acquisition, in fiscal 2017, we made a number of smaller strategic acquisitions. We acquired Aquenta Consulting Pty Ltd, which strengthened our integrated project services delivery capabilities in Asia-Pacific, and Blue Canopy to further strengthen our capabilities in data analytics, cybersecurity services and application development.

While acquisitions are a component of our strategy, as part of our active portfolio management we also evaluate asset divestures. During the fourth quarter we sold our 40% ownership in Neste Jacobs Oy, a joint venture with Neste Oy which was supporting certain energy operations and clients.

During fiscal 2017, as part of our ongoing commitment to drive long-term shareholder value, we initiated a quarterly dividend of $0.15 per share and repurchased an aggregate of $97.2 million in shares.

In summary, 2017 was a transformative year for Jacobs. We are pleased with the Company’s performance during the year and we remain confident in our ability to execute against our three-year strategic plan to enhance shareholder value, while maintaining our high standards of corporate governance.

We look forward to your attendance at our annual shareholder meeting on January 17th in New York City.

Steven J. Demetriou
Chairman and Chief Executive Officer

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NOTICE OF 2018

ANNUAL MEETING OF SHAREHOLDERS

When: Wednesday, January 17, 2018, at 4:30 p.m., local time

Where: The Ritz Carlton New York, Battery Park, Manhattan Ballroom, 2 West Street, New York, New York 10004

We are pleased to invite you to join our Board of Directors and senior leadership at Jacobs Engineering Group Inc.’s 2018 Annual Meeting of Shareholders.

Items of Business:

1.   Electionof the directors named in the Proxy Statement to hold office until the 2019 annual meeting;

2.   Anadvisory vote to approve the Company’s executive compensation;

3.   Ratificationof the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2018; and

4.   Anyother business that may properly come before the Annual Meeting.

Record Date:

The shareholders of record at the close of business on November 22, 2017 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

Proxy Voting:

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares electronically on the Internet or by telephone. Voting instructions are printed on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials. To ensure your shares are represented at the meeting, please cast your vote by mail, telephone or Internet as soon as possible, even if you plan to attend the meeting in person.

How to Cast your Vote

Your vote is important. All shareholders who owned common stock of the Company at the close of business on the Record Date of November 22, 2017 may vote. You may vote in one of the following ways:

Vote by Internet www.proxyvote.com

Vote by Telephone 1 (800) 690-6903 Or the telephone number on your proxy card

Vote by Mail Sign, date and return your proxy or voting instruction card

Vote in Person Attend the meeting in New York, New York on January 17, 2018
If your shares are held in a stock brokerage account or by a bank or other record holder, please refer to the instructions from your bank, brokerage account, or other record holder.

By order of the Board of Directors,

Michael R. Tyler

Senior Vice President, General Counsel and Corporate Secretary

  Important Notice Regarding the Availability of Proxy Materials

  for the Annual Shareholder Meeting to be Held on January 17, 2018

  The Proxy Statement and accompanying 2017 Annual Report to Shareholders are available at http://materials.proxyvote.com/469814

2018 Proxy Statement |      iii

iv      | 2018 Proxy Statement

PROXY STATEMENT

We are providing these proxy materials in connection with the 2018 Annual Meeting of Shareholders of Jacobs Engineering Group Inc. (the “Company” or “Jacobs”). This Proxy Statement and the Company’s 2017 Annual Report on Form 10-K were first made available to shareholders and the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card were first mailed to shareholders on or about December 7, 2017. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully.

GENERAL

The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Wednesday, January 17, 2018, at 4:30 p.m., local time, at The Ritz Carlton New York, Battery Park, Manhattan Ballroom, 2 West Street, New York, New York, 10004, and at any adjournment or postponement thereof.

The principal offices of the Company are located at 1999 Bryan Street, Suite 1200, Dallas, Texas 75201.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of the Company (the “Board of Directors” or “Board”) is soliciting your vote in connection with the Annual Meeting.

What is the purpose of the Annual Meeting?

The Annual Meeting will be the Company’s regular, annual meeting of shareholders. You will be voting on the following matters at the Annual Meeting:

Proposal Number	Description	Board Recommendation	Page Reference
1	Election of the directors named in this Proxy Statement to hold office until the 2019 annual meeting;	FOR each nominee	4

2	An advisory vote to approve the Company’s executive compensation; and	FOR	26

3	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2018.	FOR	58

How many votes can be cast by shareholders?

Each share of common stock is entitled to one vote. There is no cumulative voting. There were 120,521,384 shares of common stock outstanding and entitled to vote on November 22, 2017 (the “Record Date”).

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the Annual Meeting if you are present at the Annual Meeting and vote in person, a proxy card or voting instruction card has been properly submitted by you or on your behalf, or you have voted

2018 Proxy Statement |      1

electronically on the Internet or by telephone. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee (1) lacks the discretionary authority to vote on certain matters, and (2) has not received voting instructions from the beneficial owner in respect of those specific matters.

How many votes are required to elect directors and approve the other proposals?

Proposal No. 1 (Election of Directors): Each director is elected by a majority of the votes cast with respect to such nominee in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee). Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

Proposal No. 2 (Advisory Vote to Approve Executive Compensation): The approval of the advisory resolution on the Company’s executive compensation requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect on the outcome of the advisory votes. The results of advisory votes are not binding on the Board of Directors.

Proposal No. 3 (Ratification of the Appointment of Ernst & Young LLP as Auditors): The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal. This proposal is considered a routine matter with respect to which a broker or other nominee can generally vote in their discretion. Therefore, no broker non-votes are expected in connection with this proposal.

How do I vote by proxy?

You can vote your shares by completing and returning the proxy card or voting instruction card that was sent to you or by voting your shares electronically on the Internet or by telephone. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card or voting instruction card. Voting instructions are printed on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials. You are encouraged to vote by proxy as soon as possible, even if you plan to attend the Annual Meeting in person.

What if I don’t vote on some of the proposals?

If you return your signed proxy card or voting instruction card in the envelope provided to you but do not mark selections, your shares will be voted in accordance with the recommendations of the Board of Directors with respect to such selections. Similarly, when you vote electronically on the Internet and do not vote on all matters, your shares will be voted in accordance with the recommendations of the Board of Directors with respect to the matters on which you did not vote. In connection therewith, the Board of Directors has designated Mr. Steven Demetriou, Mr. Kevin Berryman and Mr. Michael R. Tyler as proxies. Shareholders that vote by telephone must vote on each matter. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, or by Internet or telephone, your shares will be voted in accordance with your instructions.

What if I hold my shares in a brokerage account or through a bank or other nominee?

If you are a beneficial owner and hold your shares in street name through a broker, bank or other nominee and do not return the voting instruction card, the broker, bank or other nominee will vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms, but do not have discretion to vote on the election of directors or on any advisory vote regarding the Company’s executive compensation. If you hold shares directly and through a broker, bank or other nominee, you may receive both a proxy voting card from the Company and a voting instruction card from your broker, bank or other nominee. You are encouraged to vote all proxy cards and voting instruction cards you receive as soon as possible.

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Who pays for the proxy solicitation and how will the Company solicit votes?

The Company bears the expense of printing and mailing proxy materials and soliciting proxies. In addition to this solicitation of proxies by mail, the Company’s directors, officers, and other employees may solicit proxies by personal interview, telephone, facsimile, or electronic communication. These individuals will not be paid any additional compensation above their regular salaries and wages for any such solicitation. The Company will request brokers and other nominees who hold shares of common stock in their names to furnish proxy materials to the beneficial owners of such shares. The Company will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a total fee of up to $20,000 plus reimbursement of expenses. MacKenzie Partners, Inc. may solicit proxies in person, by telephone or electronic communication.

Can I change or revoke my vote?

Yes. Even if you sign and return the proxy card or voting instruction card in the form provided to you, vote by telephone, or vote electronically on the Internet, you retain the power to revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting. You can revoke your proxy or change your vote at any time before that deadline by giving written notice to the Secretary of the Company, specifying such revocation. You may also change your vote by timely delivering a valid, later-dated proxy or voting instruction card or by submitting a later-dated vote by telephone or electronically on the Internet or by voting in person at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the shareholder of record, you must request, complete, and deliver a proxy from your broker, bank or other nominee.

Whom can I contact if I have questions or need assistance in voting my shares?

Please contact MacKenzie Partners, Inc., the firm assisting us in the solicitation of proxies, at:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Toll-Free: (800) 322-2885

or

Collect: (212) 929-5500

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS

What are you voting on?

At the Annual Meeting, shareholders will be asked to elect ten directors to serve on the Board of Directors. The Board of Directors has nominated Steven J. Demetriou, Linda Fayne Levinson, Joseph R. Bronson, Juan José Suárez Coppel, Robert C. Davidson, Jr., General Ralph E. Eberhart, Dawne S. Hickton, Robert A. McNamara, Peter J. Robertson, and Christopher M.T. Thompson for election as directors for one-year terms expiring at the 2019 annual meeting of shareholders. When elected, directors serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal.

If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

What is the Vote Required?

Each director is elected by a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee). The Company did not receive any shareholder nominations for any director and thus the election of directors at the Annual Meeting will be an uncontested election.

Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of the election.

The Board of Directors unanimously recommends that you vote FOR the election of each nominee.

MEMBERS OF THE BOARD OF DIRECTORS

			Committee Memberships
Director Nominees	Independent	Director Since	Audit	Human Resource and Compensation	Nominating and Corporate Governance
Steven J. Demetriou (1) Chairman & CEO		2015
Linda Fayne Levinson (2) Lead Independent Director	●	1996
Joseph R. Bronson	●	2003	Chair
Juan José Suárez Coppel	●	2013		●	●
Robert C. Davidson, Jr.	●	2001			Chair
General Ralph E. Eberhart	●	2012		●	●
Dawne S. Hickton	●	2015	●		●
Robert A. McNamara	●	2017	●
Peter J. Robertson	●	2009		Chair
Christopher M.T. Thompson	●	2012	●	●

(1)	As Chairman, Mr. Demetriou is invited to attend each Committee meeting, except to the extent that a Committee requests to meet without Mr. Demetriou present.
(2)	Ms. Fayne Levinson serves as Lead Independent Director and presides over meetings of the independent directors and is invited to attend each Committee meeting.

Summarized in the following pages are the specific experience, qualifications and background information of each director nominee that led the Board of Directors to conclude that each such person should serve on the Board of Directors.

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Director Experience Matrix

Our Directors have lived and worked around the world
The Board has a Good Balance of Industry and Sector Experience
✓Infrastructure
✓Government
✓Aerospace
✓Military
✓Oil & Gas
✓Specialty Chemical
✓Mining & Metals
✓Financial
✓Banking
✓Manufacturing
✓Environmental

Competencies / Attributes Joseph Bronson Juan José Suárez Coppel Robert C. Davidson, Jr. Steven J. Demetriou General Ralph E. Eberhart Dawne S. Hickton Linda Fayne Levinson Robert A. McNamara Peter J. Robertson Christopher M.T. Thompson COMPLIANCE CONSIDERATIONS Independent Director Audit Committee Financial Expert (SEC Rules) Financially Literate (NYSE Rules) Security Clearance EXPERIENCE CEO Public Company CEO Private Company CFO Government / Military International Operations STRATEGIC COMPETENCIES Financial (Reporting, Auditing, Internal Controls) Strategy / Business Development / M&A Human Resources / Organizational Development Project Delivery Legal Risk Management / Compliance Public Company / Governance Technology

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Director Biographies

Steven J. Demetriou

Chairman and Chief Executive Officer

Mr. Demetriou brings international business perspectives and more than 30 years of experience in leadership and senior management roles to the Board, including 15 years in the role of chief executive officer. He brings experience in a variety of industries, including metals, specialty chemicals, oil & gas, manufacturing and fertilizers, which he has gained over the course of his career. His breadth of experience is particularly valuable, given the variety of industries in which the Company’s clients operate.

Business Experience

• Chairman and Chief Executive Officer of Aleris Corporation (2004-2015)

• Chief Executive Officer of Aleris when it filed for Chapter 11 in 2009 and when it successfully emerged from Chapter 11 in June 2010 (2004-2015)

• Chief Executive Officer of Noveon, Inc. (2001-2004)

• Executive Vice President of IMC Global Inc. (1999-2001)

• Various management positions with Cytec Industries Inc. and ExxonMobil Corporation (1981-1999)

Education

• Bachelor of Science degree in chemical engineering from Tufts University

Public Company Boards

• Director and member of the Compensation and Finance Committees of FirstEnergy Corp. (2017-present)

• Chair of Kraton Performance Polymers’ Compensation Committee and a member of its Nominating and Corporate Governance Committee (2009-2017)

•  Non-Executive Chairman of Foster- Wheeler (2011-2014)

• Chair of the Compensation Committee and a member of the Nominating / Corporate Governance Committee of OM Group (2005-2015)

Private Boards & Community Involvement

• Board Member of US-Saudi Arabian Business Council

• Board Member of Business Council for International Understanding

• Board Member of Cuyahoga Community College Foundation

• Member of Dallas Citizen’s Council

• Member of Dallas Regional Chamber

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Linda Fayne Levinson

Lead Independent Director

Ms. Fayne Levinson’s diverse experience as a consultant, a line executive and a venture investor across a range of industries brings in-depth knowledge of strategy, innovation, technology and operations to the Board of Directors. Her service on the boards of many global companies, including her service as a Chair of a board, a lead director and as chair of Compensation and Nominating and Governance committees, provides the Board insight regarding compensation strategies and other corporate governance matters, both of which are key areas of focus in today’s corporate environment.

Business Experience

• Partner of GRP Partners, a venture capital firm (1997-2004)

• President of Fayne Levinson Associates (1994-1997)

• Executive at Creative Artists Agency (1993)

• Partner at Wings Partners (1989-1992)

• Senior Vice President of American Express Travel Related Services Co., Inc. (1984-1987)

• McKinsey & Company (1972-1981; Elected Partner 1978)

Education

• Bachelor of Arts degree from Barnard College

• MA from Harvard University

• MBA from New York University, Leonard N. Stern School of Business

Public Company Boards

• NCR Corporation (Chair of the Compensation Committee) (1997-present)

• Hertz (2012-2017); Chair of the Board (2014-2016); Chair of Nominating and Governance Committee (2014); Chair of the Compensation Committee (2015-2016)

• Member of the Board of Ingram Micro, Inc. (2004-2016); Chair of the Compensation Committee

• Western Union (2006-2016); Chair of Compensation Committee (2006-2012); member of the Audit Committee

• DemandTec (2005-2008)

• Lastminute.com, plc (1999-2002)

• Overture Services Inc. (1998-2003)

• CyberSource Inc. (1997-2001)

• Genentech (1991-1998)

Private Boards & Community Involvement

• Director, Kount, Inc. (Fintech)

• Director, ClearPath Robotics, Canada

• Member, McKinsey New Venture Advisory Council

• Member of the U.S. Advisory Board of CVC Capital Partners

• Senior Advisor, RRE Ventures, NY

• Former Trustee at Barnard College and chairs the Investment Committee

2018 Proxy Statement |      7

Joseph R. Bronson

Principal and Chief Executive Officer of The Bronson Group, LLC., Strategic Advisor of Cowen and Company

Mr. Bronson brings accounting expertise and familiarity with financial statements, financial disclosures, auditing and internal controls to the Board from his prior service as Chief Financial Officer of Applied Materials, Inc. His senior management level experience at large publicly traded companies also brings to the Board additional perspective regarding the day-to-day operations of large organizations as well as corporate best practices.

Business Experience

• Principal and Chief Executive Officer of The Bronson Group, LLC

• Strategic Advisor of Cowen and Company (2014-present)

• Advisory Director to GCA/Savvian, LLC (2011-2014)

• Chief Executive Officer of Silicon Valley Technology Corporation (2009- 2010)

• President and Chief Operating Officer of Sanmina-SCI (2007-2008)

• Co-Chief Executive Officer and Director of Form Factor (2004-2007)

• Executive Vice President and Chief Financial Officer of Applied Materials, Inc. (1998-2005)

• Various executive management and general management positions at Applied Materials, Inc. (1984-1998)

Education

• Bachelor of Science degree from Fairfield University

• M.B.A. from University of Connecticut

• Certified Public Accountant and a member of the American Institute of CPAs

• Registered Investment Advisor and holder of Series 63 and Series 7 credentials from the Financial Industry Regulatory Authority (FINRA) from 2011 to present

Public Company Boards

• Director of Maxim Integrated Products, Inc. (2007-present)

• Director of PDF Solutions, Inc. (2014- present)

Private Boards & Community Involvement

• Trustee of Fairfield University, Fairfield, Connecticut

• Regent of Santa Clara University, Santa Clara, California

• Regent of Loyola Marymount University, Los Angeles, California

• Chair of the Advisory Board at the Leavey School of Business at Santa Clara University, Santa Clara, California

• Trustee of Bellarmine College Preparatory School, San Jose, California and past Chair of the Board of Trustees

• Director of Ryan Herco Flow Solutions, Burbank, California

• Director of Siltectra, Dresden, Germany

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Juan José Suárez Coppel

Former General Director (Chief Executive Officer) of Petroleos Mexicanos

Mr. Suárez Coppel provides solid expertise in the oil and gas industry, which is particularly valuable given the Company’s customers in this industry. He also brings extensive knowledge and experience in finance matters and his experience as an executive brings perspective on management and operational matters to the Board. His background in international operations also assists the Board in light of our growing international presence.

Business Experience

•General Director (Chief Executive Officer) of Petroles Mexicanos (2009- 2012)

•Chief Financial Officer at PEMEX (2001-2006)

•Chief of Staff of Mexico’s Secretary of Finance and Public Credit (2000-2001)

•Co-Head of Equity Derivative Trading at Banamex (1991-1995)

•Senior leadership positions at Grupo Televisa and Grupo Modelo (1991-1995)

•Consultant for Petroleos Ebano

Education

•Graduate of the Instituto Tecnológico Autónomo in Mexico City

•Ph.D. in economics from the University of Chicago

•Taught economics at several leading universities in Mexico, Europe and the United States

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Robert C. Davidson, Jr.

Former Director, Chairman and Chief Executive Officer of Surface Protection Industries, Inc.

Mr. Davidson brings strong leadership, knowledge and experience of strategic and financial matters to the Board from his expertise founding and building private companies serving national and international markets during his 30-year career at Surface Protection Industries, Inc., including his service as chief executive officer and chairman. He also brings to the Board important knowledge of public company governance through his service on multiple public company boards, including service on compensation committees.

Business Experience

•Chairman and Chief Executive Officer of Surface Protection Industries, Inc. (1977-2007)

•President of R Davidson and Associates (2007 to Present)

•Vice President of Urban National Corporation (1972-1974)

•Management Consultant at Cresap, McCormick & Paget (1969-1972)

Education

•Bachelor of Arts degree from Morehouse College

•M.B.A. in Marketing and Finance from the University of Chicago

•Honorary Doctorate of Laws from Morehouse College

Public Company Boards

•Broadway Financial Corporation (2003-present)

•Chair of Compensation Committee

•Chair of Internal Asset Review Committee

•Member of Governance Committee

•Member of Risk & Compliance Committee

Private Boards & Community Involvement

•Chairman of the Board of Trustees of the Art Center College of Design, Pasadena, California

•Board of Directors of Cedars-Sinai Medical Center (Vice Chair of Audit Committee), Los Angeles, California

•Board member of the Smithsonian American Art Museum, Washington, DC

•Chairman Emeritus of the Board of Trustees of Morehouse College

•Member of the Advisory Council at the University of Chicago Graduate School of Business

•Previously served on boards of numerous other organizations, including Children’s Hospital, Los Angeles; LA Chamber of Commerce; Weingart Center for the Homeless, L.A.; among others

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General Ralph E. Eberhart (USAF, Retired)

Director, Chairman and President of Armed Forces Benefit Association

General Eberhart brings valuable leadership and management skills developed through his military service. His 36-year military career provides the Board with valuable experience and knowledge of government and the military, which is particularly valuable given the Company’s government and military contracts.

Business & Military Experience

•Former General Officer of the United States Air Force (1997-2005)

•Numerous high-level command and staff positions within the Air Force (1968-2005)

•Former Commander of the North American Aerospace Defense Command (NORAD) (2002-2005)

•Former Commander of Air Combat Command and U.S. Space Command (1999-2002)

Education

•United States Air Force Academy

Public Company Boards

•Director of Rockwell Collins
(2007-present)

•Director of Triumph Group, Inc.
(2010-present)

•Director of VSE Corporation
(2007-present)

Private Boards & Community Involvement

•Director, Chairman and President of Armed Forces Benefit Association

2018 Proxy Statement |      11

Dawne S. Hickton

Former Director, Vice Chair, President and Chief Executive Officer of RTI International Metals, Inc.

Ms. Hickton provides a wealth of proven business leadership experience with a CEO’s perspective, and advanced strengths in project management and engineering expertise. Her background as a senior officer in a publicly traded company for nearly two decades is particularly valuable to the Board, as it lends a contemporary understanding of how to engage with the Company’s stakeholders, in addition to driving a strong growth agenda.

Business Experience

•President of Cumberland Highstreet Partners (2016-present)

•Chairman of the Federal Reserve Bank of Cleveland (beginning January 2018)

•Deputy Chair of the Federal Reserve Bank of Cleveland (ending January 2018)

•Chief Executive Officer of RTI International Metals, Inc.
(2007- 2015)

Education

•Graduate of the University of Rochester

•J.D. from the University of Pittsburgh School of Law

Public Company Boards

•Board member, Chair of the Nominating & Corporate Governance Committee and member of the Compensation & Management Development Committee, the Audit Committee and the Executive Committee of Triumph Group (2015-present)

•Board member and member of the Risk Committee and Audit Committee of Haynes International Inc.
(2017-present)

•Director of FNB Corporation
(2006-2013)

Private Boards & Community Involvement

•Board member of Smithsonian’s National Air and Space Museum

•Board member of The Wings Club

•Director of Corporate Angel Network

•Member of the University of Pittsburgh’s Board of Trustees, serving on the Student Affairs and Property and Facilities Committees

12      | 2018 Proxy Statement

Robert A. McNamara

Retired Group Chief Risk Officer of Lendlease Corporation (ASX)

Mr. McNamara has over 35 years of experience managing global businesses in the development, design and delivery of projects in the government, institutional, infrastructure and industrial sectors in senior management positions. He has been responsible for ensuring Lendlease achieves world’s best practices in risk management and operational excellence. He also oversaw Lendlease’s Building, Engineering, and Services businesses in Australia. Prior to this, Mr. McNamara was Chief Executive Officer Americas of Lendlease.

Business Experience

•Group Chief Risk Officer, Lendlease Corporation (2010-2017)

•Chairman and Chief Executive Officer of Penhall/LVI International (PLI) (2006-2010)

•Senior Group President of Fluor Corporation (1996-2006)

•President and Chief Operating Officer of Marshall Contractors (1977-1996)

Education

•Bachelor’s degree in Economics from Brown University

•Completed the Consortia 1 Program at Thunderbird International Business School

•Certification as a Public Board Director from the UCLA Anderson School of Management

Public Company Boards

•Board member of UDR, Inc.
(2014-present)

Private Boards & Community Involvement

•Past Board member of the US China Business Council

•Past Chairman for the Construction Industry Institute’s Technology Implementation Task Force.

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Peter J. Robertson

Former Director and Vice Chairman of the Board of Directors of Chevron Corporation

Mr. Robertson brings vital knowledge and experience to the Board in the oil and gas industry from his 36-year career at Chevron Corporation, which is particularly important given the number of the Company’s customers in the energy and refining sector. He also brings valuable international experience in developed and developing countries, including interactions with governments at the highest levels, from his executive experience and the multiple chairmanship and director positions he has held and currently holds. Mr. Robertson also has extensive experience on the boards of not-for-profit entities with global reach and public company boards as well as important accounting know-how and experience with public company financial statements, disclosures and accounting rules from his service as Chief Financial Officer of Chevron USA

Business Experience

•Executive Vice President, Director and Vice Chairman of Chevron Board (2002-2009)

•President of Chevron’s worldwide exploration, production and global gas businesses (2002-2004)

•President of Chevron’s overseas exploration and production businesses (2000-2002)

•President of Chevron’s North America exploration and production businesses (1996-2000)

•President of Chevron’s natural gas processing business (1990-1994)

•Chief Financial Officer of Chevron USA (1985-1990)

Education

•Bachelor of Science degree in Mechanical Engineering from the University of Edinburgh

•M.B.A. from the University of Pennsylvania Thouron Scholar from Wharton School

Public Company Boards

•Vice Chairman of the Board for Chevron Corporation (2002-2009)

•Non-executive director of Sasol Limited (2012-present)

•Director Dynegy Inc. (1996-2000)

Private Boards & Community Involvement

•Co-chairman of the US Saudi Arabian Business Council

•Chairman of the World Affairs Council of Northern California

•Former Chairman of the US Energy Association

•Director, Sylvan Source, Inc.

•Advisory director of Campbell-Lutyens

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Christopher M.T. Thompson

Former Chairman and Chief Executive Officer of Gold Fields Ltd.

Mr. Thompson has an extensive background in the mining industry, providing strong knowledge of and management and operational experience in this area to the Board, which is particularly valuable given the Company’s customers in this industry. Mr. Thompson also provides knowledge of the biotechnology industry, which is also important given the Company’s customers in that industry. His international experience brings to the Board additional perspective regarding the day to day operations of large organizations as well as corporate best practices.

Business Experience

• Director, Chairman and Chief Executive Officer of Gold Fields Ltd. (1998-2005)

• Chairman of the World Gold Council (2002-2005)

• Founder and Chief Executive Officer of Castle Group Ltd. (1992-1998)

Education

• Bachelor’s degree in law and economics from Rhodes University, South Africa

• Master’s degree in management studies from Bradford University, U.K.

Public Company Boards

• Board member of Royal Gold, Inc. (2013-present)

• Board member of Teck Resources Limited (2003-2015)

• Board member of Golden Star Resources Ltd. (2010-2015)

• Board member of various portfolio companies of Castle Group (1985-1999)

Private Boards & Community Involvement

• Board member of The Colorado School of Mines Foundation (2013-2017)

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CORPORATE GOVERNANCE

Highlights

Jacobs has a strong track record of integrity and corporate governance practices that promote thoughtful management by its officers and Board of Directors facilitating profitable growth while strategically balancing risk to maximize long-term shareholder value. Below is a summary of certain information about our Board of Directors and governance best practices employed by the Company:

SIZE OF BOARD 10	AVERAGE DIRECTOR TENURE IN YEARS 8	BOARD MEETINGS HELD IN FISCAL 2017 13

NUMBER OF INDEPENDENT DIRECTORS 9	PERCENT FEMALE OR ETHNICALLY DIVERSE 40%	NEW DIRECTORS IN THE LAST FIVE YEARS 4

Corporate Governance Best Practices

✓      BoardComprised of 90% Independent Directors

✓     Commitmentto Board Refreshment (Four New Directors in Past Five Years)

✓      HighlyEngaged Lead Independent Director

✓     AnnualElection of Directors

✓     MajorityVoting for Directors

✓      MandatoryAnnual Anti-Corruption Compliance Training for Directors

✓     Codeof Ethics for Directors, Officers & Employees

✓     AnnualSelf-Evaluations by Board and each Committee

✓      RigorousDirector Selection Process

✓      HighlyEngaged Board – 13 Board Meetings (including regularly scheduled and special meetings) were held in fiscal 2017

✓      DirectorAttendance at Board & Committee Meetings >97%

✓      FullyIndependent Committees

✓      ComprehensiveRisk Oversight by Full Board and Committees

✓     ExtensiveStockholder Engagement Efforts

✓     StockOwnership Guidelines for Directors and Executive Officers

✓      RegularEnterprise Risk Management Reviews by Board and Committees

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Corporate Governance Enhancements In Fiscal 2017

✓      Increased stock ownership guidelines for directors to 5x annual cash retainer

✓      Restricted directors and executive officers from selling stock until they meet or exceed stock ownership guidelines

✓      Reduced the limit on the number of outside public company boards on which directors can serve to four

✓      Refreshed Board Committee composition to encourage fresh perspectives and insight

✓      Launched new Vision, Mission and Values to set the highest level of integrity and safety across the

    Company

✓      Increased shareholder engagement, conducting over 200 individual meetings/calls with investors

The Board’s Role in Risk Oversight

The Board of Directors oversees the Company’s risk management function. It oversees a Company-wide approach to risk management, designed to enhance long-term shareholder value, support the achievement of strategic objectives and improve organizational performance. The Board determines the appropriate level of risk for the Company, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategy that reflects the consensus of the Board and management as to appropriate levels of risk and the appropriate measures to manage those risks.

Through this framework, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational/strategic, health and safety, and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including acquisitions and financial matters. For example, there were six special Board meetings held in connection with the pending CH2M transaction prior to signing the definitive acquisition agreement. In addition, the independent directors discuss risk management during executive sessions without management present.

While the Board maintains the ultimate oversight responsibility for the risk management process, its Committees oversee risk in certain specified areas:

•	Audit Committee: Addresses financial risk, including internal controls, and discusses the Company’s risk profile with the Company’s independent registered public accounting firm. The Audit Committee also reviews potential violations of the Company’s various codes of ethics and related corporate policies.

•	Human Resource and Compensation Committee: Periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking, including an annual review of management’s assessment of the risk associated with the Company’s compensation programs covering its employees, including executives, and discusses the concept of risk as it relates to the Company’s compensation programs.

•	Nominating and Corporate Governance Committee: Oversees risks associated with the independence of directors and Board nominees and assists the Board in overseeing the activities with respect to compliance and business practice matters.

Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant Committee or the Board, as appropriate, including regular reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its Committees.

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Board Leadership Structure

The Board’s leadership is comprised of:

•	Chairman of the Board and CEO: Steven J. Demetriou
•	Lead Independent Director: Linda Fayne Levinson
•	Audit, Human Resource and Compensation and Nominating and Corporate Governance Committees: Composed entirely of independent directors

Currently, the Board is led by Mr. Demetriou as Chairman, a position he has held since July 2016, and Ms. Fayne Levinson as Lead Independent Director.

In a process led by the Lead Independent Director and the Chair of the Nominating and Corporate Governance Committee, the Board evaluates the appointment and role of the Chairman on an annual basis. The Board has determined that having Mr. Demetriou serve as Chairman provides significant advantages to the Board and the Company, as it allows the Board to benefit from his knowledge of the Company’s business and market opportunities and risks and also facilitates communications and relations with other members of senior management. The Board also believes that having Mr. Demetriou serve as Chairman is advantageous to the Company when working with clients in certain areas of the world in which the title of Chairman is significant.

Because the Board believes that strong independent Board leadership is a critical aspect of effective corporate governance, the Board has established the position of Lead Independent Director. The Board also believes that a Lead Independent Director, who has the responsibilities set forth in the Company’s Corporate Governance Guidelines, provides independent leadership, oversight and benefits for the Company and Board that would be provided by an independent Chairman. Responsibilities of the Lead Independent Director include:

✓      Servingas the independent directors’ central point of communication with the Chairman and CEO;

✓      Presidingat meetings of the Board at which the Chairman and CEO is not present, including executive sessions;

✓      Settingand approving the schedule of Board meetings and meeting agendas;

✓      Attendingmeetings of all Committees of the Board;

✓      Workingwith the Chair of the Nominating and Corporate Governance Committee to lead the Board succession and refreshment process;

✓      Workingwith the Chair of the Nominating and Corporate Governance Committee to conduct the annual Board self-evaluation;

✓      Workingwith the Chairman and CEO to support appropriate compliance with Board policies;

✓      Proactivelyengaging with the Chairman and CEO as a key advisor on emerging issues and alternative courses of action;

✓      Callingspecial meetings of the Board and/or meetings of the independent directors;

✓      Togetherwith the Chair of the Human Resource and Compensation Committee, evaluating the performance and compensation of the Chairman and CEO;

✓      Participatingin shareholder outreach and communications; and

✓      Meetingwith various Company constituencies on behalf of the Board or the Company.

The Nominating and Corporate Governance Committee leads the process of the Board’s evaluation of the selection, role and term of the Lead Independent Director on an annual basis.

Board Composition

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board on an annual basis the appropriate skills and characteristics required of members in the context of the current make up of the Board. This process enables them to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve. This assessment takes into consideration all factors deemed relevant by the Nominating and Corporate Governance Committee, including the following factors:

•	Independence: The Board must be comprised of a majority of independent directors.

•	Skills and Experience: The assessment of skills and characteristics of Board members takes into account all skills and experience deemed relevant by the Committee, including those summarized in

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the Director Experience Matrix on page 5, among others. For incumbent directors, past performance on the Board of Directors and its Committees is also taken into consideration.

•	Diversity: The Board believes it should encompass individuals with diverse backgrounds and perspectives. In accordance with this guideline, the Nominating and Corporate Governance Committee considers the diversity of viewpoints, backgrounds, experience and other demographics in evaluating and considering potential director candidates. Diversity is an important consideration in the director nomination process because the Board believes that men and women of different ages, races and ethnic backgrounds can contribute different, useful perspectives, while collaborating effectively to further the Company’s mission. This policy is included in the Company’s Corporate Governance Guidelines.

The Board of Directors and the Nominating and Corporate Governance Committee consider the qualifications and attributes of directors and director candidates individually, as well as in the broader context of the Board’s overall composition and the Company’s current and future needs, to ensure that the Board as a whole possess the requisite combination of skills, professional experience and diversity of backgrounds.

Independence of Directors

The Board of Directors has adopted Board of Directors Guidelines for Determining the Independence of its Members, which are accessible by following the link to “Corporate Governance” on the Company’s website at www.jacobs.com. The Board of Directors has affirmatively determined that each person who served as a member of the Board of Directors during fiscal 2017, other than Mr. Demetriou and Mr. Noel Watson, who was principal executive officer of the Company and whose term as a director expired at the 2017 annual meeting of shareholders, is independent under Section 303A.02 of the NYSE listed company manual and the Company’s independence guidelines. Each member of each Committee of the Board is also independent (as defined by the applicable NYSE rules).

In addition, as further required by the NYSE’s listed company manual and the Company’s Independence Guidelines, the Board of Directors has made an affirmative determination that no relationship, whether immaterial or material, exists between any independent director and the Company that would prevent a director from being independent. In making this determination, the Board considered the facts described below.

Mr. Davidson is an officer of Gamma Zeta Boulé Foundation and Sigma Pi Phi Professional Fraternity. The Company has made annual contributions to these organizations during the last three fiscal years. Such amounts did not exceed $7,500 in any fiscal year. During fiscal 2015, Ms. Hickton was Vice Chair, President and CEO of RTI International Metals, Inc. (“RTI”), which has been a client of the Company. The payments by RTI to the Company for any fiscal year were substantially less than two percent of the consolidated gross revenues of RTI. Additionally, Ms. Hickton’s son served as a summer intern of the Company for one week on a high school related project. Mr. McNamara was previously Global Chief Risk Officer & COO — Australia businesses of Building, Engineering, and Services of Lendlease Corporation Limited (“Lendlease”), which has been a client of the Company. The payments by Lendlease to the Company for any fiscal year were substantially less than two percent of the consolidated gross revenues of Lendlease. Mr. Robertson is the U.S. co-chairman of the US-Saudi Arabian Business Council, an organization to which the Company makes $15,000 in annual cash contributions, plus support of three conferences. The total amount paid by the Company over the last five years is approximately $54,000. Mr. Robertson is also on the Board of Sasol Ltd., which is a client of the Company. After a review of the facts, using its business judgment, the Board of Directors determined that these relationships did not compromise Mr. Davidson’s, Ms. Hickton’s, Mr. McNamara’s or Mr. Robertson’s independence.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for recommending the selection of director nominees to the Board. Once potential candidates are identified, including those candidates nominated by shareholders and/or identified by outside advisors or search firms, the Chair of the Nominating and Corporate Governance Committee, the Lead Independent Director and the Chairman and CEO review the backgrounds of those candidates with the Nominating and Corporate Governance Committee. Final candidates are then chosen and interviewed by non-management directors and executive management of the Company.

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Based on the interviews, the Nominating and Corporate Governance Committee then makes its recommendation to the Board of Directors. If the Board of Directors approves the recommendation, the candidate is nominated for election. With regard to procedures for shareholder nominations of directors for election, please see the requirements described below under “Shareholders’ Proposals.” The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in accordance with these procedures.

Mr. McNamara, who was appointed to the Board in January 2017, was identified by a third-party search firm engaged by the Nominating & Corporate Governance Committee to assist in identifying potential directors.

The agreement relating to the Company’s pending acquisition of CH2M provides that Jacobs will appoint one director from the CH2M board of directors who qualifies as an “independent director” under applicable NYSE rules to the Jacobs Board at the closing of the acquisition, to serve in such capacity until his or her successor is duly elected or appointed and qualified in accordance with applicable law. The acquisition is subject to customary closing conditions, including receipt of CH2M stockholder approval, and is expected to close in December 2017.

Committees of the Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Human Resource and Compensation Committee, and the Nominating and Corporate Governance Committee.

Audit Committee

  Members:*

  - Joseph R. Bronson (Chair)

  - Dawne S. Hickton

  - Robert A. McNamara+

  - Christopher M.T. Thompson

* Each member is independent and financially literate and qualifies as an audit committee financial expert

+ New member appointed to Committee in January 2017

Primary responsibilities include monitoring and overseeing the:

•      Integrityof the Company’s financial statements

•      Independentauditor’s qualifications and independence

•      Performanceof the Company’s internal audit function and independent auditors

•      Complianceby the Company with legal and regulatory requirements

Meetings in Fiscal 2017: 14 Committee Member Attendance: 96%

Committee Charter: The Audit Committee’s current charter is available by following the links to “Corporate Governance” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.”

Human Resource and Compensation Committee

  Members:*

  - Peter J. Robertson (Chair)

  - General Ralph E. Eberhart

  - Juan José Suárez Coppel+

  - Christopher M.T. Thompson+

* Each member is independent

+ New member appointed to Committee in January 2017

Primary responsibilities include:

•     Establishing,recommending, and governing all compensation and benefits policies for executive officers

•     Establishingand overseeing policy and protocol involved in the granting of all equity compensation

•      Overseeingthe design and administration of the Company’s employee benefit plans

Meetings in Fiscal 2017: 5 Committee Member Attendance: 95%

Committee Charter: The Human Resource and Compensation Committee’s current charter is available by following the links to “Corporate Governance” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.”

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Compensation Committee Interlocks and Insider Participation: During the last completed fiscal year, no member of the Compensation Committee was an officer or employee of the Company, was a former officer of the Company, nor had a relationship with the Company requiring disclosure as a related party transaction under Item 404 of Regulation S-K. None of the Company’s executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served as a member of the Company’s Board of Directors or on the Compensation Committee.

Nominating and Corporate Governance Committee

Members:* - Robert C. Davidson, Jr. (Chair) - Juan José Suárez Coppel - General Ralph E. Eberhart+ - Dawne S. Hickton * Each member is independent + New member appointed to Committee in January 2017

Primary responsibilities include:

•     Identifying for the Board of Directors qualified candidates to serve as directors of the Company

•     Establishingfor the Board corporate governance policies, principals and guidelines

•     Overseeingthe Annual Self-Evaluation of the Board

•     Establishingand recommending to the Board outside director compensation

Meetings in Fiscal 2017: 5 Committee Member Attendance: 94%

Committee Charter: The Nominating and Corporate Governance Committee’s current charter is available by following the links to “Corporate Governance” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.”

Corporate Governance Guidelines

The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its shareholders.

The Board of Directors has approved Corporate Governance Guidelines for the Company, which are reviewed and updated on an annual basis. The Corporate Governance Guidelines are available by following the links to “Corporate Governance” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.” The Corporate Governance Guidelines address the following matters:

✓	The role of the Board to provide oversight, counseling and direction to the Company’s management in the interest of the Company and its shareholders;

✓	Frequency of meetings of the Board (5-6 regular meetings per year);

✓	The requirement that the Board of Directors be comprised of a majority of independent directors;

✓	Guidelines for evaluating and nominating director nominees, including relevant skills, experience and diversity;

✓	Guidelines for determining director independence;

✓	Director and executive officer stock ownership guidelines;
✓	Conflicts of interests;

✓	Majority voting in uncontested elections of directors;

✓	Limit the number of public company boards on which non-management directors may serve to four;

✓	Committees of the Board, including assignment and rotation of members;

✓	The requirement that the Audit, Human Resource and Compensation, and Nominating and Corporate Governance Committees of the Board of Directors be comprised entirely of independent directors;

✓	The requirement that directors attend in person all regularly scheduled Board and Committee meetings unless required by illness or other extenuating circumstances;

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✓	Executive sessions of the Board of Directors wherein non-management directors meet as a group without the presence of management directors;

✓	Orientation for new directors and continuing education for Board members;

✓	The selection, roles and responsibilities of the Chairman and Chief Executive Officer and the Lead Independent Director;

✓	The requirement that the performance of the Chairman and Chief Executive Officer be evaluated annually and reviewed by the non-management directors;

✓	Succession planning;

✓	Annual Board self-evaluation; and

✓	Other matters uniquely germane to the work and responsibilities of the Board of Directors.

Director Education

The Board recognizes the importance of director continuing education and is committed to provide such education in order to enhance both Board and Committee performance. Accordingly, as noted in the Company’s Corporate Governance Guidelines, the Company regularly provides the Board with education programs, presentations and briefings on topics relevant to the Company, its business and risk profile. In addition, each year the Board engages a third-party provider to host an educational program for members of the Board on matters relevant to the Company or relating to duties and responsibilities of directors. Directors are also encouraged to attend at least one outside educational program every other year on any subjects pertaining to the directors’ responsibilities such as “directors’ colleges”. Additionally, new directors must participate in the Company’s orientation program for new directors.

Annual Performance Evaluations

The Nominating and Corporate Governance Committee, together with the Lead Independent Director, coordinates annual Board self-evaluations and periodic individual director reviews. The Chairs of each of the Committees coordinate annual self-evaluations of their respective committees.

Attendance at Meetings of the Board and its Committees and the Shareholder Meeting

All directors attended at least 75% of all meetings of the Board and all Committees on which they serve during fiscal 2017. Board members are expected to attend annual meetings of shareholders. All of the members of our Board who were serving at the time of the 2017 annual meeting of shareholders attended the meeting except Juan José Suárez Coppel, due to international travel.

Code of Ethics

In addition to the Corporate Governance Guidelines, the Board of Directors has adopted the following other codes, guidelines, and policies:

✓	Code of Business Conduct and Ethics for Members of the Board of Directors;

✓	Code of Ethics for the Chief Executive Officer and Senior Financial Officers; and

✓	Code of Conduct.

These documents, along with the Corporate Governance Guidelines, serve as the foundation for the Company’s system of corporate governance. They provide guidance for maintaining ethical behavior, require that directors and employees comply with applicable laws and regulations, prohibit conflicts of interest, and provide mechanisms for reporting violations of the Company’s policies and procedures.

In the event the Company makes any amendment to, or grants any waiver from, a provision of the code of ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, the Company will disclose such amendment or waiver and the reasons therefore on its website at www.jacobs.com.

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Stock Ownership Guidelines

In an effort to more closely align the Company’s non-management directors’ financial interests with those of our shareholders, the Board of Directors has established stock ownership guidelines for non-management directors. Under these guidelines, the Company’s non-management directors are expected to own equity in the Company (including common stock, restricted stock or restricted stock units) valued at a minimum of five times their annual cash retainer. Non-management directors are restricted from selling any shares of common stock during any period in which they have not met these ownership guidelines.

Similarly, the Company has established stock ownership guidelines under which the Company’s senior management is expected to own Company common stock as follows:

Position	Multiple of Base Salary
Chairman and CEO	6x
EVP/Presidents of Lines of Business	3x
Other Senior Management	2x

Members of senior management are restricted from selling any shares of common stock during any period in which they have not met these ownership guidelines. This restriction does not apply to the withholding of shares to satisfy tax withholding requirements. As of the Record Date, the named executive officers (or NEOs) either exceeded their respective guidelines or were within the five-year period from their hire or promotion date, at the end of which they are expected to meet the guidelines.

Contacting the Board of Directors

Generally — All communications required by law or regulation to be relayed to the Board of Directors are relayed immediately after receipt by the Company. Any communications received by management from shareholders which have not also been sent directly to the Board of Directors will be processed as follows: (1) if the shareholder specifically requests that the communication be sent to the Board, the communication will then be promptly relayed to the Board of Directors; and (2) if the shareholder does not request that the communication be sent to the Board of Directors, then management will promptly relay to the Board all communications that the management of the Company, using its best business judgment, determines should be relayed to the Board.

Contacting the Full Board of Directors — Any shareholder, employee or interested party who desires to communicate with the Board of Directors may do so by writing to The Board of Directors, c/o Corporate Secretary, Jacobs Engineering Group Inc., 1999 Bryan Street, Suite 1200, Dallas, Texas, 75201, in an envelope marked confidential.

Contacting Non-Management Directors — Any shareholder, employee or interested party who desires to communicate with the Company’s non-management directors may do so as follows:

✓	Confidentially or anonymously through the Company’s Integrity Hotline, 1 (877) 522-6272;

✓	By writing to Lead Independent Director, c/o Corporate Secretary, Jacobs Engineering Group Inc., 1999 Bryan Street, Suite 1200, Dallas, Texas, 75201, in an envelope marked confidential; or

✓	By sending an email to LeadIndependent.Director@Jacobs.com.

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Contacting the Audit Committee — Any shareholder, employee or interested party may submit at any time a good faith complaint regarding any questionable accounting, internal accounting controls, or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Employees are encouraged to report their concerns and complaints to the Company’s senior management, to the Vice President, Internal Audit, or to the Audit Committee of the Board of Directors. Confidential, anonymous reports may be made as follows:

✓	Through the Company’s Integrity Hotline, 1 (877) 522-6272;

✓	By writing to the Chair of the Audit Committee, c/o Corporate Secretary, Jacobs Engineering Group Inc., 1999 Bryan Street, Suite 1200, Dallas, Texas, 75201, in an envelope marked confidential; or

✓	By sending an email to Audit.Committee@Jacobs.com.

Availability of Documents

The full text of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics for Members of the Board of Directors, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the Code of Conduct, the Committee Charters, the Board of Directors Guidelines for Determining the Independence of its Members, and the other corporate governance materials described in this Proxy Statement are accessible by following the link to “Corporate Governance” on the Company’s website at www.jacobs.com.

The Company will furnish without charge a copy of any of the foregoing documents to any person making such a request in writing and stating that he or she is a beneficial owner of common stock of the Company. Requests should be addressed to: Jacobs Engineering Group Inc., 1999 Bryan Street, Suite 1200, Dallas Texas 75201, Attention: Corporate Secretary.

Compensation of Directors for Fiscal 2017

The Company paid non-management directors a cash retainer of $100,000 per year through the second fiscal quarter of 2017 and $110,000 per year thereafter. In addition, the Chair of each Committee receives an additional cash retainer of $20,000 per year, and the Lead Independent Director receives an additional cash retainer of $100,000 per year. In an effort to align the Company’s compensation practices with those of its peers, during fiscal 2017 the Company moved from granting annual stock awards of a fixed number of restricted stock units and options to a value-based award of restricted stock units (“RSUs”). Jacobs also eliminated the appointment grant awarded to new directors.

For fiscal 2017, the Board set the annual equity value to be awarded to non-management directors at approximately $135,000 and, accordingly, granted each non-management director an award of 2,347 RSUs. Such grants were made pursuant to the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan, as amended and restated (the “1999 Outside Director Plan”). Each RSU grant vests upon the earlier of (i) the next annual shareholder meeting or (ii) the one-year anniversary of the grant date. If the Company pays a cash dividend on its outstanding common stock, RSUs will be credited with cash dividend equivalent rights (“Dividend Equivalents”) which are paid to such director upon the vesting of the RSU and distribution of the underlying share of common stock as described below in the section entitled “Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table—Payment of Dividends and Dividend Equivalent Rights”. Each director also receives cash dividends with respect to each restricted stock award (“RSA”) as and when paid to shareholders of common stock.

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The table below sets forth the compensation paid to each of the Company’s non-management directors during fiscal 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(3)	Option Awards ($) (4)	All Other Compensation ($) (5)	Total ($)
Joseph R. Bronson	125,000	135,046	—	3,600	263,646
Juan José Suárez Coppel	105,000	135,046	—	—	240,046
John F. Coyne (2)	30,278	—	—	—	30,278
Robert C. Davidson, Jr.	125,000	135,046	—	5,400	265,446
Ralph E. Eberhart	105,000	135,046	—	—	240,046
Dawne S. Hickton	105,000	135,046	—	—	240,046
Linda Fayne Levinson	205,000	135,046	—	6,300	346,346
Robert A. McNamara (6)	74,722	135,046	—	—	209,768
Peter J. Robertson	125,000	135,046	—	—	260,046
Christopher M.T. Thompson	105,000	135,046	—	—	240,046
Noel G. Watson (2)	30,278	—	—	—	30,278

(1) Represents fees earned during fiscal 2017.

(2) Messrs. Coyne and Watson did not stand for re-election at the 2017 annual meeting of shareholders.

(3) Represents the grant date fair value of the grants of RSUs under the 1999 Outside Director Plan during fiscal 2017 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). The aggregate number of shares of restricted stock and RSUs outstanding at September 29, 2017, for each non-management director was as follows: J. Bronson — 23,156; J. Suárez Coppel — 7,656, R. Davidson — 27,156; R. Eberhart — 9,156; D. Hickton — 4,656; L. Fayne Levinson — 29,156; R. McNamara — 2,347; P. Robertson — 12,156; and C. Thompson — 9,156.

(4) The aggregate number of options outstanding at September 29, 2017, for each non-management director was as follows: J. Bronson — 16,500; J. Suárez Coppel — 14,500; J. Coyne — 24,750; R. Davidson — 27,000; R. Eberhart — 18,000; D. Hickton — 7,500; L. Fayne Levinson — 29,500; P. Robertson — 28,500; C. Thompson — 18,000; R. McNamara — 0 and N. Watson — 12,250.

(5) Represents dividend payments on restricted stock awards (“RSAs”) during fiscal 2017. These amounts do not include accumulated dividend equivalent rights on RSUs that have vested but not yet distributed for each non-management director as follows: J. Bronson — $5,764; J. Suárez Coppel — $2,389; R. Davidson — $5,764; R. Eberhart — $3,064; D. Hickton — $1,039; L. Fayne Levinson — $5,764; P. Robertson — $4,414; and C. Thompson — $3,064.

(6) Mr. McNamara was appointed to fill a vacancy on the Board in January 2017.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “estimates”, “intends”, and “will” and similar words are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although such statements are based on management’s current estimates and expectations and/or currently available data, forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause our actual results to differ materially from what may be inferred from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those listed in Item 1A — Risk Factors in the Company’s 2017 Annual Report on Form 10-K. The Company does not undertake any obligation to release publicly any revisions or updates to any forward-looking statements.

2018 Proxy Statement |      25

PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

What are you voting on?

As required by Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a shareholder advisory vote to approve the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative disclosures).”

As an advisory vote, this proposal is not binding on the Company, the Board of Directors, or the Human Resource and Compensation Committee (the “Compensation Committee”), and will not be construed as overruling a decision by the Company, the Board, or the Compensation Committee or creating or implying any additional fiduciary duty for the Company, the Board, or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions that shareholders express in their votes and will consider the outcome of the vote when making future compensation decisions.

At our 2017 annual meeting of shareholders, our shareholders approved, on an advisory basis, a frequency of every year for casting advisory votes approving our executive compensation. After the Annual Meeting, our next advisory vote on executive compensation will occur at our 2019 annual meeting of shareholders.

What is the Vote Required?

The approval of the advisory resolution on the Company’s executive compensation requires the affirmative vote of a majority of shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect of the outcome of the advisory vote.

The Board of Directors unanimously recommends that you vote FOR the advisory resolution approving the Company’s executive compensation.

26      | 2018 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Human Resource and Compensation Committee of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussion, the Human Resource and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement. The Board has approved that recommendation.

December 7, 2017	Peter J. Robertson, Chair
General Ralph E. Eberhart
Juan José Suárez Coppel
Christopher M.T. Thompson

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Compensation Discussion and Analysis (“CD&A”)

Executive Summary

As one of the world’s largest and most diverse providers of technical professional and construction services, we operate with a pay-for-performance philosophy in a challenging, highly competitive, and rapidly evolving global environment. Our executive compensation program is designed to attract and retain individuals with the skills and qualifications to manage and lead the Company effectively. The overarching goal of our program is to motivate our leaders to contribute to the achievement of our financial goals and to focus on long-term value creation for our stockholders. Our named executive officers (“NEOs”) for fiscal 2017 were:

Name	Position
Mr. Steven J. Demetriou	Chairman and Chief Executive Officer (“CEO”)
Mr. Kevin C. Berryman	Chief Financial Officer (“CFO”)
Mr. Terence D. Hagen	President, Aerospace & Technology
Mr. Joseph G. (“Gary”) Mandel	Executive Vice President, Integration Management Office
Mr. Robert V. Pragada	President, Buildings & Infrastructure and Industrial

How did we perform?	✓	Improved growth momentum as both third quarter and fourth quarter fiscal 2017 showed sequential revenue growth versus the previous quarter
✓

Continued strong gross margin performance in the fourth quarter of fiscal 2017, contributing to a 160 basis point annual improvement to 17.9%, driven by strong project execution and increased focus on more profitable business

	✓	Backlog of $19.8 billion at fiscal year end, up over $1.0 billion versus a year ago
	✓	Repurchased $97 million in shares and paid $54 million in dividends ($0.45 per share) in fiscal 2017

What did we change for 2017?	✓	Increased base salaries for NEOs (other than the CEO and CFO) between 3% and 8%, consistent with market data from our peer group and other market survey information
	✓	To further increase accountability and reinforce our commitment to profitable growth and effective cash management, we updated our short-term incentive to include GM in Backlog*
	✓	We updated our long-term incentive plan by including a return on invested capital (“ROIC”) metric in addition to earnings per share growth (“EPS Growth”)
✓

In connection with the Company’s announcement of its intention to pay a regular quarterly cash dividend, we provided for dividend equivalents on time-based RSUs in order to treat holders of RSUs consistently with shareholders

How do we determine pay?	✓	Design pay programs to reward executives for positive Company and business unit results, mitigate material risks and align with stockholder interests by having a significant portion of compensation composed of equity-based long-term incentive awards
	✓	Set pay levels commensurate with performance and the need to attract and retain high quality talent
✓

Consider many factors, including the advice of the Compensation Committee’s independent compensation consultant, internal pay equity among executives and the alignment of total pay opportunity and pay outcomes with performance and with external market data

How did we pay our NEOs?	✓	Payouts aligned with our fiscal 2017 performance
	✓	Base salaries reflect each NEO’s role, responsibility and experience
	✓	Annual cash incentive payouts ranged from 73% to 153% of target based on achievement of Company and business area performance objectives
✓

Long-term equity incentives granted at target levels using a portfolio of performance-based restricted stock units (“PSUs”) and RSUs, with the largest portion (60%) delivered in PSUs which vest 50% based on our EPS Growth and 50% based on our ROIC over a three-year period

	✓	No off-cycle equity awards or excessive perquisites for any of our NEOs

How do we address risk and governance?	✓	Provide an appropriate balance of short- and long-term compensation, with payouts based on the Company’s achievement of certain financial metrics and specific business area objectives
✓

Follow practices that promote good governance and serve the interests of our stockholders, with maximum payout caps for annual cash incentives and long-term performance awards, and policies on clawbacks, anti-pledging, anti-hedging, insider trading and stock ownership

	✓	Annual “say-on-pay” shareholder vote was approved at the 2017 shareholder meeting

Why you should approve the say-on-pay proposal	✓	Fiscal 2017 performance continued to support long-term stockholder value
	✓	Fiscal 2017 incentive payouts for our NEOs aligned with overall Company and business area performance
	✓	Our pay program is aligned with stockholder interests, emphasizing achievement of strategic objectives over the long term
	✓	Our pay practices are tied to robust risk management and corporate governance

* See page 36 for definition of GM in Backlog

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Our Executive Compensation Philosophy

Our vision is to provide superior customer value through a long-term, relationship-based approach and solid returns to our shareholders through profitable growth. The Compensation Committee has a compensation philosophy that drives this vision by attracting and retaining highly qualified employees and motivating them to deliver value to our customers and shareholders. Accordingly, our executive compensation program is intended to:

✓	Provide executives with base salary compensation that is competitive with the market;

✓	Reward executives for superior annual Company performance through our Management Incentive Plan (“MIP”), a short-term cash incentive program that places a substantial component of pay at risk, with specific measures and targets assigned to each participant based on their role in the Company; and

✓	Incentivize senior management through the use of long-term equity-based awards that align our executives’ interests with those of our shareholders.

Our Executive Compensation Program and Practices

Our Compensation Committee believes that our executive compensation program is appropriately designed to advance shareholder interests. The key components and associated purposes of our compensation program are as follows:

* See page 36 for DSO and GM in Backlog definitions.

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Short-Term/Annual Long-Term Component Base Salary Management Incentive Plan Performance- Based Restricted Stock Units (PSUs) Time Based Restricted Stock Units (RSUs) Purpose Provides the security of a competitive fixed cash payment for services rendered Encourages superior performance and accountability by tying payouts to achievement of pre-established metrics assigned to participants based on their role in the Company Aligns interests of executives with long-term shareholder interests. Retains executives and motivates them to build shareholder value over the life of the grants Retains executives and motivates them to build shareholder value over the life of the grants Fixed Risk - Variable/At Performance Metric and Description Reviewed annually by the Compensation Committee and adjusted based on competitive practices and individual performance Metrics used for fiscal 2017 include: Consolidated/Line of Business Operating Profit DSO* GM in Backlog * Beginning in fiscal 2017, metrics used: Earnings Per Share (EPS) Growth focuses on profitability and financial disciplines Return on Invested Capital (ROIC) aligns with our strategy by motivating managers to focus on increasing efficiency and capturing whether magnitude of profitability is appropriate for investments made Metrics for performance-based awards in fiscal 2016 were EPS Growth and relative total shareholder return (TSR) compared to the Companys peer group. For fiscal 2017, the Company changed from TSR to a ROIC-based metric, which the Compensation Committee believes is appropriate to ensure the Company effectively employs capital to provide a strong return to shareholders Awards vest after three years of performance, if performance targets are met Awards vest ratably over four years

We remain committed to executive compensation practices that drive performance and that align the interests of our leadership team with the interests of our shareholders. Below is a summary of best practices that we have implemented and practices we avoid with respect to the compensation of our NEOs.

WHAT WE DO	WHAT WE DO NOT DO

☑ Pay for Performance — A significant majority of our executives’ target compensation is at risk, including compensation that is stock based and/or performance based, tied to pre-established performance goals aligned with our short- and long-term objectives.

☒ No Tax Gross-Ups — We do not have tax reimbursements or gross-ups on severance payments. See “— Other Benefits and Policies — Perquisites” below.

☑ Compensation Recoupment Policies — We have a clawback policy that applies when inaccurate financial statements have affected incentive award payments to executive officers. This policy is further described under “—Clawback Policy” below.

☒ No Pension Plans or Special Retirement Programs for Executive Officers — We do not have a pension plan or supplemental retirement plan for executive officers.
☑ Stock Ownership Guidelines — Our Board has established robust stock ownership guidelines applicable to our Board members and executives as described under “—Stock Ownership Guidelines” below.

☒ No Excessive Perquisites — We do not offer excessive executive perquisites such as personal use of airplanes, Company-provided autos or auto allowances (except for expatriates) or payment of club dues.

☑ Thorough Compensation Benchmarking — The Compensation Committee reviews publicly available information to evaluate how our NEOs’ compensation compares to that of executives in comparable positions at other companies as described under “— Assessing Compensation Competitiveness” below.

☒ No Speculative Trading — Board members and executive officers are prohibited from short-selling our stock and buying or selling puts and calls of our stock. See “—Insider Trading and Policy on Hedging or Pledging of Stock” below.

☑ Independent Compensation Consultant — The Compensation Committee benefits from its use of an independent compensation consulting firm, which provides no other services to the Company.

☒ No Hedging — Board members and executive officers are prohibited from engaging in hedging transactions that could eliminate or limit the risks and rewards of owning our stock. See “—Insider Trading and Policy on Hedging or Pledging of Stock” below.

☑ Annual Pay for Performance Review — With the help of its independent compensation consultant, the Compensation Committee annually analyzes the difficulty of meeting our performance goals and the alignment of realizable pay and performance to ensure that our incentive programs are working as intended.

☒ No Use of Jacobs Stock as Collateral for Margin Loans — Board members and executive officers are prohibited from using our stock as collateral for any margin loan. See “—Insider Trading and Policy on Hedging or Pledging of Stock” below.

☑ Vesting Conditions on Dividend Equivalents — We impose the same vesting conditions on dividend equivalents as on the underlying RSUs.

The Compensation Decision Process

The Compensation Committee directly retains the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee currently engages the services of FW Cook (the “Independent Consultant”), a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company’s compensation programs. The Independent Consultant performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services. The Compensation Committee has

30      | 2018 Proxy Statement

assessed the independence of the Independent Consultant, pursuant to the rules of the SEC and the NYSE, and concluded that the Independent Consultant is independent and no conflict of interest exists with respect to the services provided by the Independent Consultant to the Compensation Committee.

During fiscal 2017, the CEO and other members of our senior executive team worked with the Compensation Committee to help ensure that our executive compensation programs are competitive, ethical, and aligned with the Company’s values. For fiscal 2017, compensation decisions for the NEOs (other than our CEO) were made by the Compensation Committee after consultation with the CEO, and the compensation decision with respect to our CEO was approved by the full Board upon recommendation from the Compensation Committee.

Assessing Compensation Competitiveness

The Compensation Committee, with the help of the Independent Consultant, annually compares each element of compensation to that of an industry peer group. For fiscal 2017, as part of its annual review, the Compensation Committee determined that the peer group should be comprised of (1) construction and engineering firms that are direct competitors with the Company for business and executive management talent or (2) companies that provide consulting or technical services to government and large commercial clients. In addition, to be included, a company would need to be generally within one-third to three times the size of the Company in terms of revenue and market capitalization, evaluated annually.

Similar to prior years, in order to assess compensation competitiveness compared to the peer group, the Independent Consultant utilized comparative data disclosed in publicly available proxy statements, other documents filed with the SEC, and data from a comprehensive database of pay information developed by Willis Towers Watson regarding the industry specific and general industry group in which the Company competes for talent.

The following chart shows our fiscal 2017 industry peer group, including relevant size and performance data to illustrate the Company’s relative position.

Most Recently Available Four Quarters ($M)				Employees		Market Capitalization as of 9/29/17 ($M)
Revenues		Net Income
Northrop Grumman	$25,566	Northrop Grumman	$2,362	AECOM Tech	87,000	Raytheon	$54,155
Raytheon	$24,789	Raytheon	$2,153	Northrop Grumman	67,000	Northrop Grumman	$50,107
Fluor	$19,483	Textron	$627	Raytheon	63,000	DXC Technology	$24,449
AECOM Tech	$18,203	L-3 Communications	$576	Fluor	61,551	L-3 Communications	$14,739
DXC Technology	$15,882	AECOM Tech	$339	DXC Technology	60,000	Textron	$14,263
Textron	$14,006	Leidos	$311	Jacobs	54,700	Leidos	$8,955
L-3 Communications	$11,036	DXC Technology	$298	Chicago Bridge & Iron	42,100	SNC-Lavalin	$7,915
Leidos	$10,229	Jacobs	$294	L-3 Communications	38,000	Jacobs	$7,011
Jacobs	$10,023	Quanta Services	$289	Textron	36,000	Fluor	$5,890
Chicago Bridge & Iron	$9,148	Booz Allen Hamilton	$272	SNC-Lavalin	34,952	Quanta Services	$5,799
Quanta Services	$9,091	SNC-Lavalin	$265	Leidos	32,000	AECOM Tech	$5,769
EMCOR	$7,624	EMCOR	$215	EMCOR	31,000	Booz Allen Hamilton	$5,559
SNC-Lavalin	$6,903	Fluor	$202	Quanta Services	28,100	EMCOR	$4,106
Booz Allen Hamilton	$6,022	CH2M Hill	$141	KBR	27,500	KBR	$2,501
CH2M Hill	$5,081	KBR	$72	Booz Allen Hamilton	23,300	Chicago Bridge & Iron	$1,700
KBR	$4,424	Chicago Bridge & Iron	($1,056)	CH2M Hill	20,000	CH2M Hill	n/a	*
75th Percentile	$17,043		$458		60,776		$14,620
Median	$10,229		$289		36,000		$6,902
25th Percentile	$7,264		$208		29,550		$5,611
Jacobs Percentile**	47%		53%		67%		50%

* CH2M Hill’s equity is not publicly traded.

** Percentile rank calculation includes Jacobs.

Source: Standard & Poor’s Capital IQ.

2018 Proxy Statement |      31

For fiscal 2017, as part of its annual review, the Compensation Committee, in consultation with the Independent Consultant, added the following companies to the peer group: Booz Allen Hamilton, SNC-Lavalin and Textron. For fiscal 2018, the Compensation Committee, in consultation with the Independent Consultant, maintained the current peer selection criteria and group size used in fiscal 2017. Based on that criteria, we added Halliburton to the peer group and due to the Company’s pending acquisition of CH2M, we removed it from the peer group.

Shareholder Engagement and Say-on-Pay

In evaluating the Company’s executive compensation program for fiscal 2017, the Compensation Committee considered the results of the advisory vote on the “say-on-pay” proposal presented at the Company’s 2016 annual meeting of shareholders. As a result of the positive changes to the compensation program for fiscal 2016, over 96% of votes cast were in support of the compensation provided to our named executive officers at the 2017 annual meeting.

Members of executive leadership and our Board frequently engage with shareholders and host open, ongoing dialogues around corporate governance matters, including executive compensation. Taking into account the positive support, the Compensation Committee continues to believe that the Company provides a competitive pay-for-performance package that effectively incentivizes and retains executives.

Compensation Elements

During fiscal 2017, the Compensation Committee utilized findings by the Independent Consultant to determine that the Company’s executive compensation program continued to be both reasonable in relation to competitive pay levels and appropriate in supporting business objectives and a positive performance-based culture.

As reflected in the charts below, variable/at risk compensation continues to represent the majority of the total target direct compensation of our CEO and other NEOs.

Total target direct compensation refers to base salary, short-term incentive compensation (measured at target for the fiscal year) and long-term equity incentive compensation (PSUs and RSUs). In determining the executive’s overall compensation, the Compensation Committee takes into account the absolute and relative value of each component and the overall mix. As with prior years, the Compensation Committee continued the past practice of allocating the long-term incentive awards with 60% of the values as PSUs and 40% of the values as RSUs.

32      | 2018 Proxy Statement

Base Salary

The following table sets forth the base salaries of each of our NEOs for fiscal 2016 and fiscal 2017.

Named Executive Officer	Fiscal 2016 Base Salary	Fiscal 2017 Base Salary (1)	Percentage Increase
Steven J. Demetriou	$1,300,000	$1,300,000	0%
Kevin C. Berryman	$750,000	$750,000	0%
Terence D. Hagen	$600,000	$650,000	8%
Joseph G. Mandel	$699,997	$720,000	3%
Robert V. Pragada	$675,000	$695,000	3%

(1)	Salary increases effective April 1, 2017

In setting the base salaries of our NEOs, the Compensation Committee utilizes information provided by its Independent Consultant to determine the competitiveness of base salaries compared to the industry peer group and market survey data.

The Compensation Committee also considers the fact that the Company continues to provide fewer ancillary benefits and other perquisites as compared to the Company’s industry peer group. This stems from the Compensation Committee’s belief that focusing on the three core elements of compensation (base salary and short- and long-term incentive compensation) results in a more transparent and easier-to-administer pay system, and is more consistent with the Company’s culture.

For example, the Company’s currently available retirement program in the U.S. consists solely of a tax-qualified 401(k) plan with matching contributions, and a non-qualified salary and bonus (including equity compensation) deferral plan that provides non-enhanced market returns. While many in our peer group provide additional perquisites, including auto allowance, personal aircraft use, and club dues, the Company only provides limited perquisites for financial planning and annual health assessments.

After considering market data from our peer group and other market survey information, the Compensation Committee determined that the base salaries of our CEO and CFO for fiscal 2017 would remain at the same levels as fiscal 2016. Effective April 1, 2017, Messrs. Pragada and Mandel received 3% salary increases, and Mr. Hagen received an approximately 8.3% salary increase to reflect the successful performance of the Aerospace & Technology group in fiscal 2016 and to align his pay more with the market and other NEOs.

Short-Term Incentives

For fiscal 2017, the Management Incentive Plan (or MIP) continued to reinforce our commitment to profitable growth and effective cash management with specific measures and targets assigned to each participant based on his or her respective role in the organization. As described below, this plan provides for bonus payouts to eligible employees when certain Company-wide and business unit-specific target goals are achieved.

For fiscal 2017, select officers and managers of the Company, including the NEOs, were eligible to participate in the MIP, which covered approximately 365 employees.

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As shown in the following chart, an employee’s target MIP award under the MIP is calculated by multiplying (i) the employee’s annual base salary as of July 1 of the applicable fiscal year by (ii) his or her target percentage of salary. An employee’s actual MIP award amount is calculated by multiplying (i) the employee’s annual base salary as of July 1 of the applicable fiscal year, by (ii) his or her target percentage of salary, and then by (iii) the performance achievement factor.

Base Salary as of July 1, 2017	X	Target Percentage of Salary	=	2017 Target MIP Award

Base Salary as of July 1, 2017	X	Target Percentage of Salary	X	Performance Achievement Factor	=	2017 Actual MIP Award

Each year, the Company establishes performance achievement factors for each participant based on his or her role in the Company. For those participants with exclusively corporate level responsibilities, such as the CEO and CFO, their bonus opportunity is tied entirely to company-wide metrics. For those participants who are aligned with a business unit or line of business, 60% of their bonus opportunity is tied to the operating metrics defined for their business unit or line of business, as applicable. These operational metrics reinforce the direct link between each leader’s contribution to the success of their business unit or line of business and their compensation. The remaining 40% of those participants’ bonus opportunity is tied to company-wide metrics to encourage collaboration across business unit lines to drive the Company’s overall results.

Awards to Chief Executive Officer and Chief Financial Officer

For fiscal 2017, the Compensation Committee established the minimum, target and maximum performance levels for Messrs. Demetriou and Berryman based on the Company-wide metrics of Consolidated Operating Profit, DSO and GM in Backlog. The corresponding fiscal 2017 actual results, performance levels, relative weighting and actual performance achievement percentages are shown in the chart below. Refer to page 36 below for descriptions of how the metrics are calculated.

Performance Metrics		Performance Levels			2017 Actual Performance Level Achievement (% of Payout)	Relative Weighting (%)
	2017 Actual Results	Minimum (25% Payout)	Target (100% Payout)	Maximum (200% Payout)			2017 Actual Performance Achievement (% of Target)
Consolidated Operating Profit	$548.9M	$458.0M	$572.5M	$687.0M	84.5%	70%	59.2%
Consolidated DSO	57	62	58	56	158.2%	20%	31.6%
Consolidated GM in Backlog	$2,470.1M	$2,080.0M	$2,180.0M	$2,300.0M	200.0%	10%	20.0%
Total						100.0%	110.8%

The calculation of Messrs. Demetriou’s and Berryman’s target MIP award and actual MIP award for fiscal 2017 is shown below, based on their target percentage of salaries of 150% and 100%, respectively.

Named Executive Officer	Base Salary (07/01/2017)	Target %	2017 Target MIP Award	Performance Achievement Factor (% of Target)	2017 Actual MIP Award
Steven J. Demetriou	$1,300,000	150%	$1,950,000	110.8%	$2,160,202
Kevin C. Berryman	$750,000	100%	$750,000	110.8%	$830,847

Awards to Other NEOs

In light of his oversight of the Company’s Aerospace & Technology (“A&T”) line of business, as well as his executive role at the Company, the Compensation Committee established the minimum, target and maximum

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performance levels for Mr. Hagen for fiscal 2017 based on the metrics Consolidated Operating Profit and Operating Profit, DSO and GM in Backlog for the Aerospace & Technology line of business as set forth in the chart below. The corresponding fiscal 2017 actual results, performance levels, relative weighting and actual achievement percentages are shown in the chart below.

Performance Metrics		Performance Levels			2017 Actual Performance Level Achievement (% of Payout)	Relative Weighting (%)
	2017 Actual Results	Minimum (25% Payout)	Target (100% Payout)	Maximum (200% Payout)			2017 Actual Performance Achievement (% of Target)
Consolidated Operating Profit	$548.9M	$458.0M	$572.5M	$687.0M	84.5%	40%	33.8%
A&T Operating Profit	$203.0M	$164.5M	$205.6M	$246.7M	95.3%	30%	28.6%
A&T DSO	54	59	55	53	114.5%	20%	22.9%
A&T GM in Backlog	$868.2M	$636.5M	$667.1M	$703.8M	200.0%	10%	20.0%
Total						100.0%	105.3%

The calculation of Mr. Hagen’s target MIP award and actual MIP award for fiscal 2017 is shown below, based on his target incentive percentage of salary of 100%.

Named Executive Officer	Base Salary (07/01/2017)	Target %	2017 Target MIP Award	Performance Achievement Factor (% of Target)	2017 Actual MIP Award
Terence D. Hagen	$650,000	100%	$650,000	105.3%	$684,633

In light of his oversight of the Company’s Petroleum & Chemicals (“P&C”) line of business and Mining & Minerals (“M&M”) business unit, as well as his executive role at the Company, the Compensation Committee established the minimum, target and maximum performance levels for Mr. Mandel for fiscal 2017 based on the metrics Consolidated Operating Profit and Operating Profit, DSO and GM in Backlog for the Petroleum & Chemicals line of business and the Mining & Minerals business unit as set forth in the chart below. The corresponding fiscal 2017 actual results, performance levels, relative weighting and actual achievement percentages are shown in the chart below.

Performance Metrics		Performance Levels			2017 Actual Performance Level Achievement (% of Payout)	Relative Weighting (%)
	2017 Actual Results	Minimum (25% Payout)	Target (100% Payout)	Maximum (200% Payout)			2017 Actual Performance Achievement (% of Target)
Consolidated Operating Profit	$548.9M	$458.0M	$572.5M	$687.0M	84.5%	40%	33.8%
P&C Operating Profit	$115.3M	$89.6M	$112.0M	$134.4M	114.5%	27%	30.9%
P&C DSO	68	72	68	66	98.4%	18%	17.7%
P&C GM in Backlog	$601.0M	$572.0M	$599.5M	$632.6M	104.2%	9%	9.4%
M&M Operating Profit	$12.2M	$3.2M	$4.9M	$8.2M	200.0%	3%	6.0%
M&M DSO	61	94	90	80	200.0%	2%	4.0%
M&M GM in Backlog	$99.3M	$72.8M	$76.3M	$80.5M	200.0%	1%	2.0%
Total						100.0%	103.8%

The calculation of Mr. Mandel’s target MIP award and actual MIP award for fiscal 2017 is shown below, based on his target incentive percentage of salary of 100%.

Named Executive Officer	Base Salary (07/01/2017)	Target %	2017 Target MIP Award	Performance Achievement Factor (% of Target)	2017 Actual MIP Award
Joseph G. Mandel	$720,000	100%	$720,000	103.8%	$747,494

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In light of his oversight of the Company’s Buildings & Infrastructure (“B&I”) and Industrial lines of business, as well as his executive role at the Company, the Compensation Committee established the minimum, target and maximum performance levels for Mr. Pragada for fiscal 2017 based on the metrics Consolidated Operating Profit and Operating Profit, DSO and GM in Backlog for the Buildings & Infrastructure and Industrial lines of business as set forth in the chart below. The corresponding fiscal 2017 actual results, performance levels, relative weighting and actual achievement percentages are shown in the chart below.

Performance Metrics		Performance Levels			2017 Actual Performance Level Achievement (% of Payout)	Relative Weighting (%)
	2017 Actual Results	Minimum (25% Payout)	Target (100% Payout)	Maximum (200% Payout)			2017 Actual Performance Achievement (% of Target)
Consolidated Operating Profit	$548.9M	$458.0M	$572.5M	$687.0M	84.5%	40%	33.8%
B&I Operating Profit	$203.9M	$142.0M	$177.5M	$213.0M	174.5%	21%	36.6%
B&I DSO	60	67	63	61	200.0%	14%	28.0%
B&I GM in Backlog	$730.9M	$654.4M	$685.9M	$723.6M	200.0%	7%	14.0%
Industrial Operating Profit	$109.6M	$98.8M	$123.5M	$148.2M	57.6%	9%	5.2%
Industrial DSO	38	43	39	37	158.3%	6%	9.5%
Industrial GM in Backlog	$170.7M	$144.3M	$151.2M	$159.5M	200.0%	3%	6.0%
Total						100.0%	133.1%

The calculation of Mr. Pragada’s target MIP award and actual MIP award for fiscal 2017 is shown below, based on his target incentive percentage of salary of 100%.

Named Executive Officer	Base Salary (07/01/2017)	Target %	2017 Target MIP Award	Performance Achievement Factor (% of Target)	2017 Actual MIP Award
Robert V. Pragada	$695,000	100%	$695,000	133.1%	$925,361

For purposes of calculating the payouts for the 2017 MIP awards:

•	Consolidated Operating Profit means total gross margin less selling, general and administrative expenses (“SG&A”), as adjusted for special items that are unusual, non-recurring or otherwise not indicative of the Company’s normal operations and which were not anticipated in setting the original targets. Any such adjustments must be approved by the Compensation Committee. For example, such adjustments include, without limitation: (i) charges for restructurings; (ii) gains or losses on the disposal of a segment of the business or in connection with discontinued operations; (iii) charges for the impairment of goodwill or other long-lived assets; (iv) gains / losses on the sale of assets; (v) major litigation settlements and/or other judgments; (vi) the effects of changes in accounting principles, laws or regulations affecting reported results; and (vii) costs and expenses relating to acquisitions.
•	Operating Profit means for each line of business or business unit, total gross margin earned by the applicable line of business or business unit, as adjusted for unusual or non-recurring items as set forth above, less the SG&A for the applicable line of business or business unit and less allocated corporate SG&A expenses, including cash and equity incentive compensation.
•	DSO (Days Sales Outstanding) means, for each line of business or business unit, the average accounts receivable for the four quarters ended September 29, 2017 (as of the end of the quarter)
•	GM in Backlog means starting Gross Margin in Backlog adjusted for (1) new awards, (2) scope increases of new and existing work, (3) cancellations and corrections of understatements/overstatements, (4) acquisitions, and (5) the foreign exchange effect, less the Gross Margin burn for the fiscal year. Gross Margin in Backlog must follow Jacobs’ backlog rules for various contract types.

In fiscal 2017, the Compensation Committee approved adjustments to the levels of performance metric targets to reflect the acquisition of Aquenta Consulting Pty Ltd. which was completed in January 2017. Achieving minimum performance levels result in a payout of 25% of target; target performance levels result in a payout of 100% of target; and maximum performance levels result in a payout of 200% of target. Actual award payments are calculated by linear interpolation for achievement of goals other than those specified.

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The payment of bonuses in fiscal 2017 to the participating NEOs was conditioned upon the Company achieving a performance goal of $100 million of net earnings in an effort to be fully deductible as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). This goal was met, thus the participating NEOs became entitled to receive a bonus payment equal to 200% of their target bonus, subject to the complete discretion of the Compensation Committee to reduce the bonus payment to a lesser amount. The Compensation Committee exercised its discretion to reduce bonus amounts in accordance with the methodology described above.

Equity-Based Compensation

In fiscal 2017, our NEOs’ equity-based compensation consisted of the following awards:

Forms of 2017 Long Term Incentive Grants	Weight	Performance Metrics and Vesting Period
Performance Based Restricted Stock Units (PSUs)	60%	Performance Metrics: - 50% EPS Growth over three-year period - 50% ROIC over three-year period
Time-Based Restricted Stock Units (RSUs)	40%	25% annual vesting over four-year period

A summary of the equity awards granted in fiscal 2017 to each NEO is provided below:

Named Executive Officer	Grant Date	PSUs Awarded (1)	PSU Value Awarded	RSUs Awarded	RSU Value Awarded	Total Value Awarded
Steven J. Demetriou	11/16/2016	76,754	$4,500,088	51,169	$3,071,675	$7,571,763
Kevin C. Berryman	11/16/2016	17,398	$1,020,044	11,599	$696,288	$1,716,332
Joseph G. Mandel	11/16/2016	17,398	$1,020,044	11,599	$696,288	$1,716,332
Terence D. Hagen	11/16/2016	14,840	$870,070	9,893	$593,877	$1,463,947
Robert V. Pragada	11/16/2016	14,840	$870,070	9,893	$593,877	$1,463,947

(1)	Represents the target payout shares as described under “Executive Compensation—2017 Grants of Plan Based Awards” below.

The Compensation Committee believes that long-term equity incentives should comprise the majority of compensation for the Company’s senior management, including the NEOs. In deciding upon the design and magnitude of long-term incentives, the Compensation Committee is guided by several factors, including, alignment with shareholder interests, ease of understanding by participants, and retentiveness. The Compensation Committee also takes into account market data, information and recommendations from the Independent Consultant, and information provided by management, including recommendations by the CEO with respect to the magnitude of equity incentives for executive officers other than himself. Other than off-cycle awards for new hires, promotions or retention grants, the Compensation Committee awards equity incentives in the first 90 days of each fiscal year. There were no off-cycle grants in fiscal 2017 to any of the NEOs.

To determine the dollar value of awards to be granted to the NEOs and consistent with its prior process for determining the magnitude of awards, the Compensation Committee examined data with respect to competitive grant values at the industry peer group companies. It also considered the size of the awards previously granted to the NEOs, which reflected the Compensation Committee’s previous evaluation of the magnitude of awards considered necessary in order to align the awards with competitive levels. The determination of award levels in fiscal 2017 also took into account the Compensation Committee’s review of the CEO’s performance and that of the other NEOs (and the CEO’s recommendations with respect to the other NEOs), as well as the Company’s overall performance in what continues to be challenging economic circumstances.

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Fiscal 2017 Equity Awards

The Compensation Committee established the following performance metrics for the fiscal 2017 PSU awards:

-	50% of the PSUs would be based on the Company’s EPS Growth during a three-year period (starting on the first day of fiscal 2017 and ending on the last day of fiscal 2019) (the “EPS Based Awards”); and
-	50% of the PSUs would be tied to the Company’s ROIC over a three-year period (the “ROIC Based Awards”).

EPS Based Awards:

The Compensation Committee believes that EPS is a key indicator of a company’s performance for shareholders. It is the predominant metric used in performance-based equity awards of the Company’s peers and its use is intended to improve the focus on profitability, growth and financial discipline, while aligning the interests of the Company’s senior executives with the long-term interests of shareholders.

The number of shares to be issued upon the vesting of the EPS Based Awards granted in fiscal 2017 is based on the Company’s EPS Growth in fiscal 2017, 2018 and 2019, in each case measured from fiscal 2016 EPS. This calculation is shown in the following charts:

1/3 of Target EPS Based PSUs	X	EPS Performance Multiplier for EPS Growth Rate in fiscal 2017 over fiscal 2016	=	First Year EPS Shares Earned

Average Adjusted EPS Growth - Fiscal Year 2016-2017	EPS Growth Performance Multiplier
Less than 0%	0%
2.3%	100%
4.3%	200%

2/3 of Target EPS Based PSUs	X	EPS Performance Multiplier for Compound EPS Annual Growth Rate for fiscal 2018 over fiscal 2016	-	Number of First Year EPS Shares Earned	=	Second Year EPS Shares Earned

Average Adjusted EPS Growth - Fiscal Year 2016-2018	EPS Growth Performance Multiplier
Less than 2.1%	0%
4.1%	100%
6.1%	200%

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Target EPS PSUs	X	EPS Performance Multiplier for Compound EPS Annual Growth Rate for fiscal 2019 over fiscal 2016	-	Number of First Year EPS Shares Earned and number of Second Year EPS Shares Earned	=	Total number of Shares Earned and to be issued

Average Adjusted EPS Growth - Fiscal Year 2016-2019	EPS Growth Performance Multiplier
Less than 3.6%	0%
5.6%	100%
7.6%	200%

The “EPS Performance Multiplier” is determined by reference to the tables above based upon the Company’s EPS Growth Rate or Compound Annual EPS Growth Rate over the relevant fiscal periods. The Compensation Committee set these metrics based on the Company’s plan at the start of the fiscal year, which reflected the headwinds in client end markets, and the Company’s proactive efforts to align its operations and reduce costs.

“EPS” for any fiscal period is computed by dividing Adjusted Net Earnings by the weighted average number of shares of the Company’s common stock outstanding during the period.

“Adjusted Net Earnings” means the net earnings attributable to the Company as reported in its consolidated financial statements for such period determined in accordance with GAAP (A) as may be adjusted to eliminate the effects of (i) costs associated with restructuring activities, regardless of whether the Company discloses publicly the amount of such restructuring costs or the fact that the Company engaged in restructuring activities during the periods restructuring costs were incurred; and (ii) gains or losses associated with discontinued operations, as determined in accordance with GAAP, but limited to the first reporting period an operation is determined to be discontinued and all subsequent periods (i.e., there will be no retroactive application of the adjustment); and (B) as adjusted for all gains or losses associated with events or transactions that the Compensation Committee has determined are unusual in nature, infrequently occurring and otherwise not indicative of the Company’s normal operations, and therefore, not indicative of the underlying Company performance. For these purposes, such events or transactions could include: (i) settlements of claims and litigation, (ii) disposals of operations including a disposition of a significant amount of the Company’s assets, (iii) losses on sales of investments, (iv) changes in laws and/or regulations, and (v) acquisitions.

ROIC Based Awards:

The Compensation Committee believes that ROIC is an effective means of linking executive compensation to value creation that holds management accountable for the efficient use of capital. Previously, the Company granted awards that vested based on the Company’s total shareholder return (or TSR) compared to that of its peer group over a three-year period.

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Based on the Company’s ROIC results from fiscal 2017 to 2019, the resulting shares to be issued upon the vesting of the ROIC Based Awards issued in fiscal 2017 are shown below:

Target ROIC Based Awards	X	ROIC Performance Multiplier for ROIC from fiscal 2017 to fiscal 2019	=	3-Year ROIC Shares

Average ROIC - Fiscal Year 2017-2019	ROIC Performance Multiplier
Less than 8.9%	0%
8.9%	50%
9.9%	100%
10.9%	200%

The “Return on Invested Capital” (or ROIC) for any fiscal period is computed by dividing Adjusted Net Earnings by the average invested capital on the first day of fiscal 2017 and on the last day of fiscal 2019. Invested capital is the sum of equity plus long term debt less cash and cash equivalents.

“Adjusted Net Earnings” means the net earnings attributable to the Company as reported in its consolidated financial statements for such period determined in accordance with GAAP (A) as may be adjusted to eliminate the effects of (i) costs associated with restructuring activities, regardless of whether the Company discloses publicly the amount of such restructuring costs or the fact that the Company engaged in restructuring activities during the periods restructuring costs were incurred; and (ii) gains or losses associated with discontinued operations, as determined in accordance with GAAP, but limited to the first reporting period an operation is determined to be discontinued and all subsequent periods (i.e., there will be no retroactive application of the adjustment); and (B) as adjusted for all gains or losses associated with events or transactions that the Compensation Committee has determined are unusual in nature, infrequently occurring and otherwise not indicative of the Company’s normal operations, and therefore, not indicative of the underlying Company performance. For these purposes, such events or transactions could include: (i) settlements of claims and litigation, (ii) disposals of operations including a disposition of a significant amount of the Company’s assets, (iii) losses on sales of investments, (iv) changes in laws and/or regulations, and (v) acquisitions.

RSU Grants:

The 2017 RSU awards vest ratably over a four-year period.

Dividend Equivalent Rights

During fiscal 2017, the Compensation Committee approved an amendment to all outstanding RSUs pursuant to which, if the Company pays a cash dividend on its outstanding common stock, each holder of RSUs will be credited with cash dividend equivalent rights (or Dividend Equivalents) which are subject to the same vesting requirements as the underlying RSUs as described below in the section entitled “Executive Compensation—Narrative Disclosure to Summary Compensation Table”. The Compensation Committee also approved the provision for Dividend Equivalents on future grants of RSUs. The Compensation Committee determined that these changes were appropriate in light of the Company’s announcement during fiscal 2017 that it intends to pay a regular quarterly cash dividend. As RSUs are not outstanding shares of common stock and thus would not otherwise be entitled to participate in any such dividends, the crediting of Dividend Equivalents is intended to treat the award holders consistently with shareholders and, in the case of outstanding RSUs, preserve the equity-based incentives intended by the Company when the awards were granted.

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Long-Term Incentive Plan Metrics and Performance Attainment – PSU with Performance Periods Ending in 2017

Three of our NEOs served as executive officers of the Company in fiscal 2014 and received grants of PSUs in May 2014: Messrs. Berryman, Hagen and Mandel (Messrs. Demetriou and Pragada were not employed by the Company in fiscal 2014). These awards were based on a 3-year performance period that leveraged both short- and long-term goals. If certain thresholds of performance were not attained, then no payout was earned for the award. The performance metrics associated with these PSUs, as well as weighting and the associated performance period are shown below:

Performance Metric	Weighting	Performance Period
Net Earnings Growth (“NEG”)	50%	Beginning on the first day of the third quarter of fiscal 2014 and ending on the last day of the second quarter of fiscal 2017
Total Shareholder Return (or TSR)	50%	A three-year period immediately following the grant date (May 22, 2014 – May 22, 2017)

2014 NEG Based Awards

The method of calculating the number of shares underlying the PSUs based on NEG (the “NEG Based Awards”) granted in fiscal 2014 that vested is summarized below.

The total number of units awarded accumulated over the three-year performance period in three segments:

•	One-third of award is based on NEG in Year 1 (Q3 FY2014 – Q2 FY2015);

•	One-third of award is based on average NEG in Years 1 - 2 (Q3 FY2014 – Q2 FY2016); and

•	One-third of award is based on average NEG in Years 1 - 3 (Q3 FY2014 – Q2 FY2017).

The first two years of the program are considered a “lock in” period, meaning it was possible to “lock in” vesting of up to two-thirds of the total potential award based on performance during that period.

The following NEG performance vesting schedule was approved by the Compensation Committee in fiscal 2014:

Average NEG in Each Segment of Performance Period	NEG Performance Multiplier
Less than 5%	0%
5.0%	50%
10.0%	100%
15.0%	150%
20% or greater	200%

The NEG Performance Multiplier was determined by linear interpolation for growth rates between 5% and 10%, between 10% and 15% and between 15% and 20%.

The following chart summarizes the Company’s NEG during the performance period and the resulting vesting under the approved performance criteria:

	Performance Period	Net Earnings (in thousands)	Avg. NEG Growth	NEG Performance Multiplier
Baseline Earnings	Q3 FY13 - Q2 FY14	$396,874
Year 1	Q3 FY14 - Q2 FY15	$419,960	5.80%	58.20%
Year 2	Q3 FY15 - Q2 FY16	$329,915	-7.80%	0.00%
Year 3	Q3 FY16 - Q2 FY17	$366,520	-1.50%	0.00%
			3-Year Average	19.40%

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Total NEG Based Awards Granted	X	3 Year Avg. NEG Performance Multiplier	=	19.4% of Shares to be Distributed

As a result of the NEG performance over the 3-year performance period, Messrs. Berryman, Hagen and Mandel received 19.4% of the shares underlying the NEG Based Awards, as shown in the following table:

Participant Name	Vesting Date	NEG Based Awards Granted	% Target Earned	Shares Earned	Shares Not Earned
Kevin C. Berryman	5/22/2017	8,000	19.4%	1,552	6,448
Terence D. Hagen	5/22/2017	3,000	19.4%	582	2,418
Joseph G. Mandel	5/22/2017	8,000	19.4%	1,552	6,448

2014 TSR Based Awards

The method of calculating the number of shares underlying the PSUs based on TSR (“TSR Based Awards”) that vested is summarized below:

The performance period for the TSR Based Awards began on May 22, 2014 and ended on May 22, 2017, and the following TSR performance targets were approved by the Compensation Committee in fiscal 2014:

TSR Performance Relative to Peer TSR Performance	TSR Multiplier
Below 30th Percentile	0.0%
30th Percentile	50.0%
50th Percentile	100.0%
70th Percentile and Above	150.0%

For performance between the 30th and 50th and between the 50th and 70th percentiles, straight-line interpolation was used to determine the TSR multiplier.

The TSR calculation was based on the return of the 30-calendar-day average prices between the beginning and end of the performance period using the formula below. The average prices were based upon daily asset values, which represent adjusted stock prices for dividends reinvested throughout the period.

Ending Average Price – Beginning Average Price Beginning Average Price	=	TSR

Beginning Average Price—$56.84—Based upon the 30-calendar-day average closing stock prices of Jacobs’ common stock, assuming all dividends were reinvested as of the ex-dividend date, from April 23, 2014 to May 22, 2014.

Ending Average Price—$54.28—Based upon the 30-calendar-day average closing stock prices of Jacobs’ common stock, assuming all dividends were reinvested as of the ex-dividend date, from April 23, 2017 to May 22, 2017.

Dividends—$0.30—Jacobs paid out $0.30 in dividends during the performance period.

Applying the above formula and inputs resulted in a TSR of -4.49%, as shown below:

$54.28-$56.84 $56.84	=	-4.49%

Percentile ranking is derived using a continuous calculation method, which first calculates percentiles without Jacobs, and then calculates Jacobs’ percentile using linear interpolation between the percentile ranks of the peers just above and below Jacobs.

The peer group at the time the TSR Based Awards were granted consisted of 14 peer companies, however, for final results the group consisted of 11 companies as a result of the following changes:

–	URS Corporation was acquired by AECOM in October 2014;
–	Foster Wheeler AG was acquired by AMEC in November 2014; and
–	Computer Sciences Corporation merged with Hewlett Packard Enterprises Company in April 2017.

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The below table shows the 11 remaining peer companies along with their final TSR results and percentile ranking.

Company	TSR	Percentile Rank
Northrop Grumman Corporation	117.39%	100%
Leidos Holdings, Inc.	110.06%	89%
Raytheon Co.	75.39%	78%
L-3 Communications Holdings Inc.	54.10%	67%
EMCOR Group Inc.	45.98%	56%
AECOM Technology Corporation	4.54%	44%
Quanta Services, Inc.	-0.37%	33%
Jacobs Engineering Group Inc.	-4.49%	32%
Fluor Corporation	-31.80%	22%
KBR, Inc.	-34.61%	11%
Chicago Bridge & Iron Company N.V.	-66.08%	0%

Jacobs Payment Summary
JEC TSR	-4.49%
Rank	8th of 11
Percentile Rank	32nd
Payout Percentage	55%

As a result of the TSR performance over the 3-year performance period, Messrs. Berryman, Hagen and Mandel received 55.0% of the shares underlying the TSR Based Awards granted in fiscal 2014, as shown below.

Participant Name	Vesting Date	TSR Based Awards Granted	% Target Earned	Shares Earned	Shares Not Earned
Kevin C. Berryman	5/22/2017	8,000	55.0%	4,400	3,600
Terence D. Hagen	5/22/2017	3,000	55.0%	1,650	1,350
Joseph G. Mandel	5/22/2017	8,000	55.0%	4,400	3,600

Grant Process

The Compensation Committee has delegated certain limited authority to the CEO to make equity grants in accordance with the rules established by the Compensation Committee for non-executive officers throughout the year. As soon as administratively practicable after a new hire, promotion, or retention warrants an equity grant, the CEO reviews and approves the award. All awards are granted on the date the CEO takes action. The Compensation Committee periodically receives reports of the CEO’s actions. In fiscal 2017, no awards were made on a date other than when the Compensation Committee met or on the date the CEO approved an award.

Other Benefits and Policies

Benefits Programs

With the exception of its executive deferral plan (“EDP”), which is generally available to most of the Company’s senior management, and certain expatriate arrangements, the Company provides executives with the same benefit plans offered to U.S. staff employees.

401(k) Plan: During fiscal 2017, the CEO and other NEOs were eligible to participate in the Company’s 401(k) plan. The plan provides a match by the Company equal to 50% of the first 6% of eligible pay (currently $275,000). This is the same plan the Company offers to all full-time employees in the United States. None of the NEOs participated in any defined benefit retirement or supplemental retirement benefit plan.

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Employee Stock Purchase Plans: The Company has qualified employee stock purchase plans in which all employees meeting certain minimum eligibility requirements in certain countries are eligible to participate. The Company adopted a safe-harbor plan design in 2006 that provides for a 5% discount from the closing price of a share of common stock at the end of each purchase period. The safe-harbor plan results in no accounting cost to the Company.

Non-qualified Executive Deferral Plan (EDP): Select employees, including the NEOs, meeting certain compensation minimums may elect to participate in the Company’s EDP whereby a portion of salary and bonus (including equity compensation) is deferred and paid to the employees at some future date including upon retirement, or death. Participant deferrals are credited with earnings and losses based upon the actual experience of the deemed investments selected by participants with equity compensation deferrals generally being credited with earnings and losses based on the actual experience of the Company’s common stock. See “Executive Compensation—Non-qualified Deferred Compensation” below for a further description of the EDP.

Perquisites

Our NEOs are eligible for the same benefits as those offered to staff employees, including relocation benefits. Executives may have spousal travel paid for by the Company only when it is for an approved business purpose, in which case a related tax gross-up is provided. NEOs are also provided with financial planning assistance and annual health assessment benefits.

In connection with the Company’s decision to move its corporate headquarters to Dallas, Texas, the Company provided relocation benefits to employees, including Mr. Demetriou and Mr. Berryman, who have relocated to Dallas. The Company also provided relocation benefits to Messrs. Hagen and Pragada. Mr. Hagen relocated to Tullahoma, Tennessee, where his key Aerospace & Technology leadership team is located, and Mr. Pragada relocated to Dallas, where his key leadership team is located. The standard relocation benefits include reimbursement for house-hunting trips, various expenses related to interim-living arrangements, the cost of moving household goods as well as home-sale and home-buying assistance, tax assistance, and relocation allowances to cover miscellaneous expenses.

Payments Upon Termination or Change in Control

If Mr. Demetriou is terminated by the Company without “cause” or Mr. Demetriou resigns for “good reason” prior to August 17, 2018 (the third anniversary of his start date), certain RSUs granted to Mr. Demetriou pursuant to his offer letter, to the extent unvested, will become subject to accelerated vesting.

The Company is also party to an employment agreement with Mr. Mandel, which was entered into in connection with the completion of a transaction pursuant to which the Company acquired Mr. Mandel’s former employer, pursuant to which he may become entitled to a severance payment equal to 12 months of base salary and the continuation costs of 12 months of COBRA premiums upon a termination by the Company without “cause,” conditioned upon his execution and non-revocation of a general release in favor of the Company.

Consistent with all participants in the MIP, NEOs may also be entitled to potential payouts under the MIP upon retirement and prorated vesting at retirement of PSUs granted during fiscal 2014 and thereafter.

In the case of a participant whose employment is terminated in the event of death or Disability (as defined in the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan), the terms of our stock options and RSU grants provide for accelerated vesting while PSUs would remain outstanding, with the final determination of the payout, if any, generally determined at the end of the three-year performance period as described in more detail under the heading “Executive Compensation—Compensation Under Various Termination Scenarios” below.

In addition to these provisions, the terms of stock options, RSUs and PSUs provide for potential double trigger equity acceleration upon certain terminations following a Change in Control (as defined in the Stock Incentive Plan). The Company provides for this type of equity acceleration as a means of focusing executive officers on shareholder interests when considering strategic alternatives. These provisions only apply in the event

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a Change in Control is consummated, the equity is assumed by the acquiror and then only if the employee incurs a Qualifying Termination (as defined in the Stock Incentive Plan), which generally includes a termination by the employee for “good reason” or by the Company other than for “cause” within two years after the Change in Control. If a Change in Control occurs and certain options, restricted stock, RSUs and PSUs are not assumed and continued by the acquiring or surviving corporation in the transaction (or a parent corporation thereof), all such awards vest immediately; provided, however, that any awards of restricted stock that are subject to performance-based vesting criteria and/or PSUs shall be paid at a level based upon the Company’s actual performance as of the date of the Change in Control.

Further explanation of these provisions may be found under “Executive Compensation—Compensation Under Various Termination Scenarios” below.

Stock Ownership Guidelines

The Company has established stock ownership guidelines for its executive officers. The ownership guidelines provide that the Chairman and CEO is expected to own Company stock valued at six times his annual base salary, and the CFO and Presidents of the Company’s lines of business are expected to own Company stock valued at three times their annual base salary. Members of senior management are restricted from selling any shares of common stock (other than the withholding of shares to satisfy tax withholding requirements) during any period in which they have not satisfied the guidelines. The Compensation Committee reviews each executive’s holdings with respect to these ownership guidelines each year. As of the end of fiscal 2017, the NEOs either exceeded their respective guidelines or were within three to five years from their hire or promotion date at the end of which they are expected to meet the guidelines. See the discussion under “Corporate Governance — Stock Ownership Guidelines” above for further information.

Insider Trading and Policy on Hedging or Pledging of Stock

The Company’s insider trading policy contains stringent restrictions on transactions in Company stock by executive officers and directors. All trades by executive officers and directors must be pre-cleared. The executive officers and directors are prohibited from any trading in puts or calls of Company stock, from engaging in short sales of Company stock, and from hedging or pledging Company stock or using it as loan collateral or as part of a margin account.

Clawback Policy

The Compensation Committee maintains a clawback policy with respect to incentive awards granted to executive officers. The Company is authorized to recover a portion of incentive awards paid within three years of a financial statement that is inaccurate due to material noncompliance with any financial reporting requirement under the securities laws. Recovery applies to the extent a lesser amount would have been paid under the restated financial statement.

Tax Considerations

Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1,000,000 in any fiscal year, excluding from this limit compensation that qualifies as “performance-based compensation” under Section 162(m). The Company attempts to structure its compensation arrangements to permit deductibility under Section 162(m), unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m).

Compensation Risk Assessment

As part of its oversight, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the

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Company’s risk profile. The Compensation Committee also retains an independent consultant to conduct a risk assessment of the Company’s compensation policies and practices.

In addition, the Company reviews all of its compensation policies and practices, including incentive plan design and factors that may affect the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The Company’s pay philosophy provides an effective balance in cash and equity mix, short- and long-term performance periods, financial and non-financial performance, and allows for the Compensation Committee’s discretion. Further, policies to mitigate compensation-related risk include stock ownership guidelines, vesting periods on equity, insider-trading prohibitions, and independent Compensation Committee oversight.

Based on this review, both for our executive officers and all other employees, the Company and the Independent Consultant concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed and approved this conclusion.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation earned by the Company’s named executive officers (or NEOs) in fiscal 2017, 2016 and 2015.

Name & Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)
Steven J. Demetriou	2017	1,300,000	—	7,571,763	—	2,160,202	—	113,946	11,145,911
Chairman and Chief Executive	2016	1,300,000	—	5,252,561	1,274,661	1,575,600	—	94,591	9,497,413
Officer	2015	125,000	5,650,000	5,022,034	1,328,068	—	—	41,506	12,166,608
Kevin C. Berryman	2017	750,000	—	1,716,332	—	830,847	—	104,479	3,401,658
Executive Vice President and Chief Financial Officer	2016	750,000	875,000	1,313,194	318,669	606,351	—	165,831	4,029,045
	2015	544,832	1,500,000	6,239,286	922,213	174,816	—	46,112	9,427,259
Terence D. Hagen	2017	637,711	—	1,463,947	—	684,633	—	19,552	2,805,843
President—Aerospace & Technology	2016	620,414	425,000	1,025,914	248,958	615,290	—	68,941	3,004,517
Joseph G. Mandel	2017	710,988	—	1,716,332	—	747,494	—	12,842	3,187,656
Executive Vice President— Integration Management Office	2016	699,996	375,000	1,313,194	318,669	337,891	—	35,507	3,080,257
	2015	699,996	—	405,175	591,720	224,604	—	7,950	1,929,445
Robert V. Pragada	2017	684,231	350,000	1,463,947	—	925,361	—	38,151	3,461,690
President—Buildings & Infrastructure and Industrial	2016	428,365	500,000	2,068,349	260,000	566,743	—	—	3,823,457

(1)	Consists of base salary earned during the fiscal year including any time off with pay and cash-pay-out of accrued time off in excess of the Company’s limit. Mr. Pragada began employment with the Company on February 1, 2016 with a starting annual salary of $675,000. In fiscal 2016, Mr. Pragada earned a pro-rata portion of his salary based on his start date. Mr. Berryman began employment with the Company on December 30, 2014 with a starting annual salary of $750,000. In fiscal 2015, Mr. Berryman earned a pro-rata portion of his salary based on his start date. Mr. Demetriou began employment with the Company on August 17, 2015 with a starting annual salary of $1,300,000. In fiscal 2015, Mr. Demetriou earned a pro-rata portion of his salary based on his start date.
(2)	In fiscal 2017, the $350,000 for Mr. Pragada represents the second half of his hiring bonus that was included in his offer letter in addition to the $500,000 he received in fiscal 2016 which was necessary to recruit him from his prior employer. In fiscal 2016, Messrs. Berryman, Mandel and Hagen received cash transition bonuses of $375,000, $375,000 and $425,000, respectively, to ensure ongoing stability and continuity of leadership during the CEO transition period that began in fiscal 2015. For Mr. Berryman, the $875,000 also consists of a $500,000 hiring bonus received in fiscal 2016 in addition to the $1,500,000 he received in fiscal 2015 which was necessary to recruit him from his prior employer. For Mr. Demetriou, the $5,650,000 in fiscal 2015 consisted of hiring bonus necessary to recruit him from his prior employer.
(3)	Represents the grant date fair value of stock awards granted under the Stock Incentive Plan in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2017 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts.
(4)	Represents the grant date fair value of options granted (adjusted, however, to exclude the effects of estimated forfeitures) under the Stock Incentive Plan in accordance with FASB ASC Topic 718. Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2017 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts.
(5)	Represents the annual incentive awards earned in each fiscal year, as determined by the Compensation Committee. See “Compensation Discussion and Analysis—Compensation Elements—Short-Term Incentives” for a description of non-equity incentive plan compensation is determined for the NEOs.
(6)

In fiscal 2017, Mr. Demetriou received $7,750, Mr. Pragada received $9,475 and Messrs. Berryman, Mandel and Hagen each received $7,950 in 401(k) Company matching contributions. Some of the NEOs also received relocation assistance in connection with various moves on behalf of the Company. For Mr. Demetriou, the relocation assistance totaled $54,569 in fiscal 2017, consisting of (i) $29,732 of non-taxable relocation items (e.g., movement of household goods, lodging), (ii) $14,818 for house hunting trips, interim living and home purchase assistance, and (iii) $10,019 for associated tax gross-up payments. Additionally, for fiscal 2017, Mr. Demetriou received $44,145 in dividend payments on RSAs, $1,042 for basic life insurance premiums paid for by the Company, $187 for Mr. Demetriou’s spouse’s portion of a business meal as well as $6,253 for financial planning assistance. For fiscal 2017, Mr. Berryman received $70,384 in relocation assistance, consisting of (i) $49,735 of non-taxable relocation items (e.g., movement of household goods), (ii) $9,128 for house hunting trips, interim living and home sale assistance, (iii) $5,000 for miscellaneous relocation

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expenses and (iv) $6,521 for associated gross up payments. Additionally, for fiscal 2017, Mr. Berryman received $12,990 in dividend payments on RSAs, $1,042 for basic life insurance premiums paid for by the Company, $60 for Mr. Berryman’s spouse’s portion of a business meal as well as $12,053 for financial planning assistance. For Mr. Hagen, $1,256 for house hunting trips and $473 for associated gross-up payments were included for fiscal 2017. Additionally, for fiscal 2017, Mr. Hagen received $1,975 was dividend payments on RSAs, $833 for basic life insurance premiums paid for by the Company, $281 for Mr. Hagen’s spouse’s portion of a business meal, $1,315 for financial planning assistance and $5,469 for annual health assessment. For fiscal 2017, Mr. Mandel received $2,527 in dividend payments on RSAs, $975 for basic life insurance premiums paid for by the Company, $1,315 for financial planning assistance and $75 for Mr. Mandel’s spouse’s portion of a business meal. For fiscal 2017, Mr. Pragada, received $14,544 for relocation assistance which consisted of $3,287 for house hunting trip and interim living, $10,000 for miscellaneous relocation expenses and $1,257 for associated gross up payments. Additionally for fiscal 2017, Mr. Pragada received $10,868 for dividend payments on RSAs, $940 for basic life insurance premiums paid for by the Company, and $2,324 for financial planning assistance. In addition, as a result of the decision by the Compensation Committee in January 2017 to modify all outstanding RSUs to provide for Dividend Equivalents, the amounts reported for fiscal 2017 also include the incremental fair value of Dividend Equivalents of $1.40 for Messrs. Demetriou, Berryman, Hagen, Mandel and Pragada, calculated in accordance with FASB ASC Topic 718. See “—Narrative Disclosure to Summary Compensation Table and 2017 Grants of Plan Based Awards Table—Payment of Dividends and Dividend Equivalent Rights” below and “Compensation Discussion and Analysis—Compensation Elements—Equity-Based Compensation—Dividend Equivalents” for more information regarding Dividend Equivalents.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

The Company entered into an offer letter with Mr. Demetriou in connection with him joining the Company, pursuant to which he received (i) a cash payment of $5,650,000 which had to be repaid to the Company if Mr. Demetriou resigned without “good reason” or was terminated for “cause” prior to August 17, 2017 (the second anniversary of his start date), and (ii) a grant of RSUs with a grant value of $2,700,000, which vest in equal installments on each of the first three anniversaries of his start date, subject to Mr. Demetriou’s continued employment on the relevant vesting date and to accelerated vesting if Mr. Demetriou resigns with “good reason” or is terminated other than for “cause” prior to August 17, 2018 (the third anniversary of his start date). In addition, if Mr. Demetriou were terminated by the Company without “cause” or he resigned for “good reason,” in each case, prior to August 17, 2017 (the second anniversary of his start date), he would have been entitled to receive a lump sum payment equal to one year’s base salary and target bonus. For a description of “cause” and “good reason,” see “Compensation Under Various Termination Scenarios” below.

The Company entered into an employment agreement with Mr. Mandel in connection with the completion of a transaction pursuant to which the Company acquired the executive’s former employer. Mr. Mandel’s employment agreement entitles him to a base salary, eligibility to participate in the MIP and other benefits generally made available to the Company’s employees. In addition, if Mr. Mandel’s employment is terminated by the Company without Cause, the Company will pay Mr. Mandel a severance payment equal to 12 months of base salary and the continuation cost of 12 months of COBRA premiums, subject to his execution and non-revocation of a general release in favor of the Company. For a description of “Cause,” see “Compensation Under Various Termination Scenarios” below.

Payment of Dividends and Dividend Equivalent Rights

In fiscal 2017, the Company commenced paying a quarterly cash dividend. A dividend of $0.15 per share was paid during each of the last three fiscal quarters of fiscal 2017.

Holders of RSAs are entitled to receive cash dividends thereon unless and until the holder forfeits the shares of common stock underlying the RSAs pursuant to the terms of the relevant award agreement.

If the Company pays a cash dividend on its outstanding common stock, each holder of RSUs is credited with a dollar amount equal to (i) the per-share cash dividend, multiplied by (ii) the total number of RSUs held by such individual on the record date for that dividend. These are referred to as Dividend Equivalents. Dividend Equivalents vest on the same schedule as the RSU to which they relate and will be paid to the award holder in cash at the same time the share of common stock (or, in the case of cash-settled RSUs, the cash) underlying the RSU is delivered to the award holder.

48      | 2018 Proxy Statement

2017 Grants of Plan Based Awards

The table below summarizes all grants of plan based awards to the NEOs in fiscal 2017:

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)					All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Demetriou, Steven J	11/16/2016	-	-	-	-	-		-		51,169	-	-	3,071,675
	11/16/2016	-	-	-	-	38,377	(4)	76,754	(4)	-	-	-	2,250,044
	11/16/2016	-	-	-	-	38,377	(5)	76,754	(5)	-	-	-	2,250,044
			1,950,000	3,900,000		-		-		-	-	-	-
Berryman, Kevin C	11/16/2016	-	-	-	-	-		-		11,599	-	-	696,288
	11/16/2016	-	-	-	-	8,699	(4)	17,398	(4)	-	-	-	510,022
	11/16/2016	-	-	-	-	8,699	(5)	17,398	(5)	-	-	-	510,022
			750,000	1,500,000		-		-		-			-
Mandel, Joseph G	11/16/2016	-	-	-	-	-		-		11,599	-	-	696,288
	11/16/2016	-	-	-	-	8,699	(4)	17,398	(4)	-	-	-	510,022
	11/16/2016	-	-	-	-	8,699	(5)	17,398	(5)	-	-	-	510,022
			720,000	1,440,000		-		-		-	-	-
Hagen, Terence D	11/16/2016	-	-	-	-	-		-		9,893	-	-	593,877
	11/16/2016	-	-	-	-	7,420	(4)	14,840	(4)	-	-	-	435,035
	11/16/2016	-	-	-	-	7,420	(5)	14,840	(5)	-	-	-	435,035
			650,000	1,300,000		-		-		-	-	-	-
Pragada, Robert V	11/16/2016	-	-	-	-	-		-		9,893	-	-	593,877
	11/16/2016	-	-	-	-	7,420	(4)	14,840	(4)	-	-	-	435,035
	11/16/2016	-	-	-	-	7,420	(5)	14,840	(5)	-	-	-	435,035
			695,000	1,390,000						-	-	-	-

(1)	Amounts represent the 2017 projected award under the Management Incentive Plan (or MIP) based on the Company’s internal plan at the start of fiscal 2017. See “Compensation Discussion and Analysis—Compensation Elements—Short-Term Incentives” above for a description of the MIP and the manner in which bonuses are computed.
(2)	Amounts represent the target and maximum payout shares of awards of PSUs granted under the Stock Incentive Plan in fiscal 2017.
(3)	Represents the RSUs granted under the Stock Incentive Plan.
(4)	Represents the target and maximum payout shares of the grants of the EPS Based Awards that each NEO could earn under the Stock Incentive Plan. The grant date fair value for the November 16, 2016, award was $58.63. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. Please refer to “Compensation Discussion and Analysis—Compensation Elements—Equity Based Compensation—Fiscal 2017 Equity Awards—EPS Based Awards” for a discussion of how the number of shares ultimately issued will be determined.
(5)	Represents the target and maximum payout shares of the grants of the ROIC Based Award that each NEO could earn under the Stock Incentive Plan. The grant date fair value for the November 16, 2016 award was $58.63. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. Please refer to “Compensation Discussion and Analysis—Compensation Elements—Equity Based Compensation—Fiscal 2017 Equity Awards” for a discussion of how the number of shares ultimately issued will be determined.
(6)	Represents the grant date fair value of RSUs and PSUs granted (assuming target level of shares) under the Stock Incentive Plan, as well as the incremental fair value of Dividend Equivalents on the RSUs, in each case, computed in accordance with FASB ASC Topic 718. Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2017 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts. See “—Narrative Disclosure to Summary Compensation Table and 2017 Grants of Plan Based Awards Table—Payment of Dividends and Dividend Equivalent Rights” below and “Compensation Discussion and Analysis—Compensation Elements—Equity-Based Compensation—Dividend Equivalents” for more information regarding Dividend Equivalents.

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Outstanding Equity Awards of NEOs at 2017 Fiscal Year-End

		Option Awards						Stock Awards
Name		Number of Securities Underlying Unexercised Options(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)		Option Expiration Date(3)	Number Of Shares Or Units Of Stock That Have Not Vested (#)(4)	Market Value Of Shares Or Units Of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units Or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not
	Grant Date	Exercisable #	Unexercisable #								Vested ($)(7)
Steven J. Demetriou	8/17/2015	51,129	51,130	-	43.94		8/17/2025	53,047	3,091,049	16,065	-
	11/19/2015	24,684	74,055	-	42.74		11/19/2025	22,462	1,308,861	44,923	-
	11/19/2015	-	-	-		-		-	-	44,923	2,617,663
	11/16/2016	-	-	-		-		51,169	2,981,618	38,377	4,472,456
	11/16/2016	-	-	-		-		-	-	38,377	4,472,456
Kevin C. Berryman	12/30/2014	28,666	20,334	-	45.16		12/30/2024	23,251	1,354,836	-	-
	5/28/2015	8,500	8,500	-	43.34		5/28/2025	-	-	-	-
	6/8/2015	-	-	-				-	-	9,500	-
	11/19/2015	6,171	18,514	-	42.74		11/19/2025	5,616	327,244	11,231	-
	11/19/2015	-	-	-		-		-	-	11,231	654,430
	11/16/2016	-	-	-		-		11,599	675,874	8,699	1,013,781
	11/16/2016	-	-	-		-		-	-	8,699	1,013,781
Joseph G. Mandel	3/24/2011	40,000	-	-	48.56		3/24/2021	-	-	-	-
	5/24/2012	36,000	-	-	37.03		5/24/2022	-	-	-	-
	5/23/2013	36,000	-	-	55.00		5/23/2023	-	-	-	-
	5/22/2014	18,000	6,000	-	53.17		5/22/2024	-	-	-	-
	12/19/2014	16,666	8,334	-	43.25		12/19/2024	-	-	-	-
	5/28/2015	8,500	8,500	-	43.34		5/28/2025	-	-	-	-
	6/8/2015	-	-	-		-		-	-	9,500	-
	11/19/2015	6,171	18,514		42.74		11/19/2025	5,616	327,244	11,231	-
	11/19/2015	-	-	-		-		-	-	11,231	654,430
	11/16/2016	-	-	-		-		11,599	675,874	8,699	1,013,781
	11/16/2016	-	-	-		-		-	-	8,699	1,013,781
Terence D. Hagen	5/23/2013	12,000	-	-	55.00		5/23/2023	-	-	-	-
	5/22/2014	6,750	2,250	-	53.17		5/22/2024	-	-	-	-
	5/22/2014	-	-	-				-	-	-	-
	6/8/2015	8,500	8,500	-	42.65		6/8/2025	-	-	9,500	-
	11/19/2015	4,821	14,464	-	42.74		11/19/2025	4,388	255,689	8,774	-
	11/19/2015	-	-	-		-		-	-	8,774	511,261
	11/16/2016	-	-	-		-		9,893	576,465	7,420	864,727
	11/16/2016	-	-	-		-		-	-	7,420	864,727
Robert V. Pragada	2/1/2016	5,346	16,041		39.13		2/1/2026	24,151	1,407,279	9,967	-
	2/1/2016	-	-	-		-		-	-	9,967	773,240
	11/16/2016	-	-	-		-		9,893	576,465	7,420	864,727
	11/16/2016	-	-	-		-		-	-	7,420	864,727

(1)	All stock options vest or have vested at the rate of 25% per year beginning on the first anniversary of the grant date, with the exception of the 25,000 options granted on December 19, 2014 to Mr. Mandel and 25,000 options granted on December 30, 2014 to Mr. Berryman that vest annually in three equal installments beginning on the first anniversary of the grant date.
(2)	All outstanding stock options were granted under the Stock Incentive Plan and were made with an exercise price equal to the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on the grant date.
(3)	The awards have a total term of ten years from the date of grant.
(4)	Represents the number of unvested shares of restricted stock granted under the Stock Incentive Plan. The RSAs vest ratably over four years beginning on the first anniversary of the grant date, with the exception of (i) stock grants to Mr. Berryman on December 30, 2014 that vest in 40%, 40% and 20% increments on the first, second and third anniversary of the award date, respectively, and (ii) stock grants to Mr. Demetriou on August 17, 2015 of 67,772 shares that vest in three equal installments beginning on the first anniversary of the grant date, and 30,456 shares that vest on the third anniversary of the grant date. RSU grants are accompanied by dividend equivalent rights, that will vest on the same schedule as the RSU to which they relate, and will be paid to the award holder in cash at the same time the share of common stock underlying the RSU is delivered to the award holder. RSA grants are entitled to receive cash dividends unless and until the holder forfeits the shares of common stock underlying the RSAs, pursuant to the terms of the relevant award agreement.

50      | 2018 Proxy Statement

(5)	The market value of outstanding awards of restricted stock is computed using the closing price of the Company’s common stock as quoted by the NYSE Composite Price History at September 29, 2017, which was $58.27.
(6)	Represents the number of unvested target shares of PSUs (TSR Based Awards, EPS Based Awards, NEG Based Awards and ROIC Based Awards) granted under the Stock Incentive Plan. The awards of PSUs vest at the expiration of three years from the grant date.
(7)	The market value of outstanding PSUs (TSR Based Awards, EPS Based Awards, Net Earnings Based Awards and ROIC Based Awards) is computed by using the closing price of the Company’s common stock as quoted by the NYSE Composite Price History at September 29, 2017, which was $58.27.

Option Exercises and Stock Vested in Fiscal 2017

The following table provides information on stock options that were exercised and on restricted stock that vested in fiscal 2017 for our NEOs:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Steven J. Demetriou	-	-	30,078	1,614,712
Kevin C. Berryman	-	-	54,326	3,083,727
Joseph G. Mandel	-	-	7,824	422,650
Terence D. Hagen	-	-	3,694	203,715
Robert V. Pragada	-	-	8,050	484,530

(1)	Value is based on the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on the vesting date. Includes the value of dividends paid in cash related to unvested shares of restricted stock.

Equity Compensation Plan Information

The following table presents certain information about our equity compensation plans as of September 29, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (Column A)	Weighted-average exercise price of outstanding options, warrants, and rights (Column B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A) (Column C)
Equity compensation plans approved by shareholders (1)	2,516,825	$46.19	7,664,358
Equity compensation plans not approved by shareholders	—	—	—
Total	2,516,825	$46.19	7,664,358

(1)	The number in Column A excludes purchase rights accruing under our two, broad-based, shareholder-approved employee stock purchase plans: the Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan, as amended and restated (the “ESPP”), and the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan, as amended and restated (the “Global ESPP”). These plans give employees the right to purchase shares at an amount and price that are not determinable until the end of the specified purchase periods, which occur monthly. Our shareholders have authorized a total of 32.3 million shares of common stock to be issued through the ESPP and the Global ESPP. From the inception of the ESPP and the Global ESPP through September 29, 2017, a total of 27.6 million shares have been issued, leaving 4.7 million shares of common stock available for future issuance at that date.

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Non-qualified Deferred Compensation

As described above, employees, including NEOs, meeting certain compensation minimums may elect to participate in the Company’s executive deferral plans (or EDPs) whereby a portion of salary and bonus (including equity compensation) is deferred and paid to the employee at some future date. The EDPs are non-qualified deferred compensation programs that provide benefits payable to directors, officers, and certain key employees or their designated beneficiaries at specified future dates, and upon retirement or death. Participant contributions are credited with earnings and losses based upon the actual experience of the deemed investments selected by participants.

For the EDPs in which the NEOs participate (the “Variable Plans”), accounts are credited (or debited) based on the actual earnings (or losses) of the deemed investments selected by the individual participants. Participation in the EDPs is voluntary. All EDPs operate under a single trust. Although there are certain change-in-control features within the EDPs, no benefit enhancements occur upon a change-in-control. Amounts deferred into the Variable Plans are credited or charged with the performance of investment options selected by the participants. The investment options are notional, and are used for measurement purposes only. The NEOs do not own any units in the actual funds. In general, the investment options consist of a number of mutual and index funds comprising stocks, bonds, and money market accounts.

The following table shows the EDP account activity during fiscal 2017 for the NEOs. Prior to fiscal 2018, executive officers were only permitted to defer salary and cash bonus amounts.

Name	Deferred Compensation Plan	Registrant Contributions During Last Fiscal Year ($)	Executive Contributions During Last Fiscal Year ($) (1)	Aggregate Earnings During Last Fiscal Year ($) (2)	Aggregate Withdrawals / Distributions During Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($) (3)
Steven J. Demetriou	Variable Plans	—	192,560	29,267	—	322,467
Kevin C. Berryman	Variable Plans	—	44,423	29,582	—	345,927
Joseph G. Mandel	Variable Plans	—		241,101	(351,772)	2,194,446
Terence D. Hagen	Variable Plans	—	—	3,216	—	24,974
Robert V. Pragada	Variable Plans	—	—	—	—	—

(1)	All executive contributions are included in the Summary Compensation Table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.
(2)	Earnings are included in the Summary Compensation Table to the extent they exceed 120% of the AFR.
(3)	Balances at the end of the fiscal year consist of (i) salary and bonus deferrals made by the executive over time, beginning when the executive first joined the plan, plus (ii) all earnings and losses credited on all deferrals, less (iii) all pre-retirement distributions, if any, taken by the executive since the executive first joined the plan.

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Compensation Under Various Termination Scenarios

The following table provides information on executive compensation under (i) termination in connection with a Change in Control, (ii) termination due to death or Disability, (iii) retirement approved by the Compensation Committee, and (iv) with respect to Messrs. Demetriou and Mandel, termination by the Company without Cause, or resignation for Good Reason, in each case, as if such termination occurred on September 29, 2017.

Name	Change In Control ($)	Death or Disability ($) (5)	Approved Retirement ($)	Termination Without Cause / Good Reason ($)
Steven J. Demetriou
Non-Equity Incentive Compensation(1)	2,160,202	1,950,000	-	-
Unvested In-The-Money Stock Options(2)	1,882,767	1,882,767	-	-
Unvested Stock Awards(3)	7,381,527	7,381,527	-	1,316,378
Unvested Performance Share Units(4)	9,576,140	9,576,140	-	-
Severance Benefits	-	-	-	-
Total	21,000,636	20,790,434	-	1,316,378
Kevin C. Berryman
Non-Equity Incentive Compensation(1)	830,847	750,000	-	-
Unvested In-The-Money Stock Options(2)	681,006	681,006	-	-
Unvested Stock Awards(3)	2,357,954	2,357,954	-	-
Unvested Performance Share Units(4)	2,221,340	2,221,340	-	-
Severance Benefits	-	-	-	-
Total	6,091,147	6,010,300	-	-
Terence D. Hagen
Non-Equity Incentive Compensation(1)	684,633	650,000	-	-
Unvested In-The-Money Stock Options(2)	368,871	368,871	-	-
Unvested Stock Awards(3)	832,154	832,154	-	-
Unvested Performance Share Units(4)	1,855,772	1,855,772	-	-
Severance Benefits	-	-	-	-
Total	3,741,430	3,706,797	-	-
Joseph G. Mandel
Non-Equity Incentive Compensation(1)	747,494	720,000	-	-
Unvested In-The-Money Stock Options(2)	570,204	570,204	-	-
Unvested Stock Awards(3)	1,003,118	1,003,118	-	-
Unvested Performance Share Units(4)	2,221,340	2,221,340	-	-
Severance and COBRA Benefits(6)	-	-	-	736,492
Total	4,542,156	4,514,662	-	736,492
Robert V. Pragada
Non-Equity Incentive Compensation(1)	925,361	695,000	-	-
Unvested In-The-Money Stock Options(2)	307,025	307,025	-	-
Unvested Stock Awards(3)	1,983,744	1,983,744	-	-
Unvested Performance Share Units(4)	1,913,470	1,913,470	-	-
Severance Benefits	-	-	-	-
Total	5,129,600	4,899,239	-	-

(1)	The amount of unpaid short-term incentive compensation that would be paid as of September 29, 2017.
(2)	The amount that would be earned related to unvested in-the-money options as of September 29, 2017. Value is based on the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History at September 29, 2017 of $58.27, minus the cost of the option (i.e., the exercise price).
(3)	The amount that would be earned related to unvested RSAs as of September 29, 2017. Value is computed by using the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History at September 29, 2017 of $58.27.
(4)

The amount that would be earned related to unvested shares of PSUs as of September 29, 2017. The amount reported with respect to a Change in Control represents (i) the shares that would vest based on actual performance through September 29, 2017, multiplied by (ii) the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History at September 29, 2017 of $58.27. The amount reported with respect to Death or Disability represents (i) the shares that would vest if performance achieved is consistent with the Company’s internal forecasts of its performance through the end

2018 Proxy Statement |      53

of the performance period, multiplied by (ii) the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History at September 29, 2017 of $58.27.
(5)	For death or Disability, the amount shown represents the value of shares to be vested and distributed according to the normal vesting schedule, based upon the Company’s actual performance through the end of the applicable performance period, assuming it is constant with expected performance as of the end of the current fiscal year.
(6)	Upon a termination by the Company without Cause, Mr. Mandel would become entitled to an amount equal to 12 months of his then current base salary and the cost of COBRA benefits for 12 months.

As part of Mr. Demetriou’s offer letter, if he is terminated by the Company without “cause” or resigns for “good reason” prior to August 17, 2018 (the third anniversary of his start date), certain RSUs granted to Mr. Demetriou pursuant to his offer letter, to the extent unvested, will become subject to accelerated vesting. Mr. Mandel has an employment agreement that provides severance benefits including one-year base salary and the cost of COBRA coverage for a period of 12 months if he is terminated by the Company without “cause”; subject to his execution on and non-revocation of a general release in favor of the Company. No other NEO has an employment agreement that provides for termination, severance or change-in-control benefits.

Some elements of executive compensation are affected either by an approved retirement, death or Disability or by a Change in Control (as these terms are defined in the Stock Incentive Plan). Pursuant to the Stock Incentive Plan:

•	In the case of options, unless otherwise provided in the applicable award agreement, if employment terminates (i) upon, or within two years following a Change in Control in a Qualifying Termination (as defined in the Stock Incentive Plan), all options vest immediately and are exercisable until the earlier of the second anniversary of the Qualifying Termination or the expiration of the term of the option, (ii) upon death or Disability, all options vest immediately and are exercisable for the term of the option; or (iii) upon approved retirement, all unvested options are forfeited and vested options are exercisable for the term of the option;
•	In the case of restricted stock, RSUs and PSUs granted on or after May 26, 2011, if employment terminates upon death or Disability, unless otherwise provided in the award agreement, all restricted stock, RSUs and PSUs vest immediately; provided, however, that any awards of restricted stock that are subject to performance-based vesting criteria and/or PSUs shall remain outstanding and continue to vest or become earned based upon the Company’s actual performance through the end of the applicable performance period
•	in the case of restricted stock, RSUs and PSUs, if employment terminates upon, or within two years following a Change in Control in a Qualifying Termination, all restricted stock, RSUs and PSUs vest immediately; provided, however, that any awards of restricted stock units that are subject to performance-based vesting criteria and/or PSUs shall be paid at a level based upon the Company’s actual performance as of the Qualifying Termination, except with respect to the PSUs, with respect which the following performance criteria apply:
○	in the case of NEG Based Awards granted prior to fiscal 2016, the number of earned Net Earnings Based Awards will be determined based upon performance through the March 31 immediately preceding or coinciding with the date of the Change in Control, plus an additional number of shares, not less than zero, equal to (A) the number of the target shares awarded multiplied by the Net Earnings Growth Performance Multiplier determined based upon the average annual growth in the Company’s Net Earnings through the end of the last fiscal quarter completed on or prior to the date of the Change in Control, minus (B) the amount determined based upon performance through the March 31 immediately preceding or coinciding with the date of the Change in Control;
○	in the case of TSR Based Awards granted prior to fiscal 2016, the TSR Performance Multiplier shall be determined based upon the Company’s TSR and the TSR of each of the companies in the industry peer group through the date of the Change in Control (and, with respect to the Company, taking into account the consideration per share to be paid in the Change in Control transaction);

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○	in the case of EPS Based Awards granted in fiscal 2016, (a) if the Change in Control occurs prior to the last day of fiscal year 2016, the performance multiplier for such PSU grant will be 100%; and (b) if the Change in Control occurs upon or after the last day of fiscal year 2016, the number of EPS Based Awards will be determined based upon performance through the last day of the fiscal year immediately preceding or coinciding with the date of the Change in Control, plus an additional number of PSUs not less than zero, equal to (A) the number of target EPS Based Awards multiplied by the EPS Performance Multiplier determined based upon the applicable Compound Annual EPS Growth Rate in the Company’s EPS through the end of the last fiscal quarter completed on or prior to the date of the Change in Control, minus (B) the amount determined based upon performance through the last day of the fiscal year immediately preceding or coinciding with the date of the Change in Control;
○	in the case of TSR Based Awards granted in fiscal 2016, (a) if the Change in Control occurs prior to the last day of fiscal year 2016, the performance multiplier for such PSU grant will be 100%; and (b) if the Change in Control occurs upon or after the last day of fiscal year 2016, the Relative TSR Performance Multiplier shall be determined based upon the Company’s TSR and the TSR of each of the companies in the industry peer group through the date of the Change in Control (and, with respect to the Company, taking into account the consideration per share to be paid in the Change in Control transaction);
○	in the case of EPS Based Awards granted in fiscal 2017, (a) if the Change in Control occurs prior to the last day of fiscal year 2017, the performance multiplier for such PSU grant will be 100%; and (b) if the Change in Control occurs upon or after the last day of fiscal year 2017, the number of EPS Based Awards will be determined based upon performance through the last day of the fiscal year immediately preceding or coinciding with the date of the Change in Control, plus an additional number of PSUs not less than zero, equal to (A) the number of target EPS Based Awards multiplied by the EPS Performance Multiplier determined based upon the applicable Compound Annual EPS Growth Rate in the Company’s EPS through the end of the last fiscal quarter completed on or prior to the date of the Change in Control, minus (B) the amount determined based upon performance through the last day of the fiscal year immediately preceding or coinciding with the date of the Change in Control; and
○	in the case of ROIC Based Awards granted in fiscal 2017, (a) if the Change in Control occurs prior to the last day of fiscal year 2017, the ROIC Performance Multiplier will be 100%; and (2) if the Change in Control occurs upon or after the last day of fiscal year 2017, the ROIC Performance Multiplier shall be determined based upon the Company’s annual average ROIC over the period starting on the first day of fiscal 2017 and ending on the Change in Control, based on information available as of the date of the Change in Control (and, with respect to the Company, taking into account the consideration per share to be paid in the Change in Control transaction).
○	See “Compensation Discussion and Analysis—Compensation Elements—Equity-Based Compensation—Fiscal 2017 Equity Awards” for a discussion of the computation of the EPS and ROIC Performance Multipliers.
•	In the case of PSUs granted on or after May 22, 2014, if employment terminates as a result of an employee’s retirement, the award shall remain outstanding and continue to become earned based upon the Company’s actual performance through the end of the applicable performance period; provided, however, that only a pro-rated portion (based on the number of days during the performance period that the employee was employed by the Company) of the award will become vested, with the remainder of the award forfeited.

For purposes of the MIP and the Stock Incentive Plan, “Retirement” means a person’s voluntary resignation from employment (i) at age 65 or older or (ii) at age 60 or older with 10 or more years of service with the Company.

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For the purposes of the Stock Incentive Plan, the following terms have the following definitions:

•	“Cause” means (unless otherwise expressly provided in an award agreement or another contract, including an employment agreement) the Company’s termination of the employee’s employment with the Company following the occurrence of any one or more of the following: (1) the employee is convicted of, or pleads guilty or nolo contendere to, a felony; (2) the employee willfully and continually fails to substantially perform the employee’s duties with the Company after written notification by the Company; (3) the employee willfully engages in conduct that is materially injurious to the Company, monetarily or otherwise; (4) the employee commits an act of gross misconduct in connection with the performance of the employee’s duties to the Company; or (5) the employee materially breaches any employment, confidentiality or other similar agreement between the Company and the employee.
•	“Change in Control” means, with respect to the Company, a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 35% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the consummation of any merger or consolidation as a result of which Jacobs common stock shall be changed, converted or exchanged (other than by merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the consummation of any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors of the Company determines otherwise. Notwithstanding the foregoing, with respect to an award that is subject to Section 409A of the code, and if a Change in Control would accelerate the timing of payment thereunder, then the term “Change in Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as defined in Section 409A of the code and the authoritative guidance issued thereunder, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A of the code as determined by the Compensation Committee.
•	“Disability” means the employee meets the definition of “disabled” under the terms of the long-term disability plan of the Company or related company by which the employee is employed in effect on the date in question, whether or not the employee is covered by such plan.
•	“Good Reason” means, without the employee’s consent (1) a material reduction in the position, duties or responsibilities of the employee from those in effect immediately prior to such change; (2) a reduction in the employee’s base salary; (3) a relocation of the employee’s primary work location to a distance of more than fifty (50) miles from its location as of immediately prior to such change; or (4) a material breach by the Company of any employment agreement between the Company and the employee.
•	“Qualifying Termination” means a termination of an employee’s employment with the Company (i) by the Company for any reason other than for Cause or the employee’s death or Disability or (ii) by the employee for Good Reason.

For the purposes of Mr. Demetriou’s offer letter, “Cause” means (i) an intentional act of fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of his employment with the Company; (ii) intentional damage to the Company’s assets; (iii) intentional engagement in any competitive activity which would constitute a breach of his duty of loyalty or of his contractual obligations; (iv) intentional breach of any of the Company’s written policies, including its confidentiality policy; (v) the willful and continued failure to substantially perform his duties for the Company (other than as a result of incapacity due

56      | 2018 Proxy Statement

to physical or mental illness); (vi) failure by him to cooperate in any investigation of Jacobs by any governmental or self-regulatory authority, or in any internal investigation; or (vii) willful conduct by him that is demonstrably and materially injurious to Jacobs, monetarily or otherwise. For purposes of this paragraph, an act, or a failure to act, shall not be deemed willful or intentional, as those terms are used herein, unless it is done, or omitted to be done, by him in bad faith or without a reasonable belief that his action or omission was in the best interest of Jacobs. Failure to meet performance standards or objectives, by itself, does not constitute “Cause”. “Cause” includes any of the above grounds for dismissal regardless of whether Jacobs learns of the existence of such grounds before or after terminating his employment. For purposes of Mr. Demetriou’s offer letter, “Good Reason” has the definition set forth in the Internal Revenue Code (“Code”) Section 409A “safe harbor” definition, as described in Treasury Regulation Section 1.409A-1(n)(2)(ii). Notwithstanding the foregoing, a resignation will not be considered to be for Good Reason unless Mr. Demetriou’s resignation actually occurs not more than ninety (90) days following the initial existence of one or more of the applicable Good Reason conditions arising without his consent, and then only if he provides notice to Jacobs of the initial existence of such a condition, which describes such condition in detail, no less than ninety (90) days after the initial existence of the condition, and Jacobs does not remedy the condition within the thirty (30) days following its receipt of such notice.

For the purposes of Mr. Mandel’s employment agreement, “Cause” means (1) gross negligence or willful misconduct in respect to, or a material failure or refusal to continue the performance of, his duties and responsibilities as set forth in the agreement, which he fails to cure within twenty (20) days after having received written notice from the Company of the facts and circumstances that it contends constitute the above conduct; (2) material breach of any provision of the agreement or of his Employee Invention and Confidential Information Agreement, which he fails to cure within twenty (20) days after having received written notice from the Company of the facts and circumstances that it contends constitute a material breach; (3) the illness or incapacity (or other disability as defined in the Company’s disability plan in effect at the time of such disability) of Mr. Mandel of such a character so as to disable him from rendering services for a period of more than 90 days (whether or not consecutive) during any 12-month period; (4) death; (5) material breach of, or material failure to abide by, the Company’s Corporate Policy Concerning Business Conduct, Integrity and Ethics (USA); (6) civil fraud, breach of fiduciary duty involving personal profit, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses); and/or (7) breach of or failure to abide by the Company’s Drug, Alcohol, and Contraband Policy.

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PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG LLP

What are you voting on?

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young” or “E&Y”) to audit the consolidated financial statements of the Company as of September 28, 2018, and for the fiscal year then ending. At the Annual Meeting, shareholders will be asked to ratify the appointment of Ernst & Young.

The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:

•      The quality and performance of the lead audit partner and the overall engagement team;

•      Ernst & Young’s knowledge of the industries and markets in which the Company operates;

•      Ernst & Young’s knowledge of the Company’s operations;

•      Ernst & Young’s global capabilities and technical expertise;

•      Ernst & Young’s independence and objectivity; and

•      The potential impact of rotating to another independent audit firm.

The Company is not required to submit the selection of the independent registered public accounting firm to shareholders for approval, but is doing so as a matter of good corporate governance. If the appointment of Ernst & Young is not ratified by a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting, then the Audit Committee will consider the appointment of other independent auditors whose selection for any period subsequent to the Annual Meeting will be subject to ratification by the shareholders at the 2019 annual meeting.

Representatives of E&Y are expected to attend the Annual Meeting, will have an opportunity to make a statement and are expected to be available to respond to appropriate questions.

What is the Vote Required?

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote is necessary to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2018.

Abstentions have the same effect as a vote against the proposal.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2018.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee hereby reports as follows:

1.	Management has primary responsibility for the accuracy and fairness of the Company’s consolidated financial statements as well as the processes employed to prepare the financial statements, and the system of internal control over financial reporting.

2.	The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the Company’s accounting, financial reporting, financial practices, and system of internal controls. As part of its oversight role, the Audit Committee has reviewed and discussed with the Company’s management the Company’s audited consolidated financial statements included in its 2017 Annual Report on Form 10-K.

3.	The Audit Committee has discussed with the Company’s internal auditors and the Company’s independent registered public accounting firm, Ernst & Young, the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and Ernst & Young, separately and together, with and without management present, to discuss the Company’s financial reporting processes and system of internal control over financial reporting in addition to those matters required to be discussed with the independent auditors under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

4.	The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young their independence.

5.	The Audit Committee has adopted pre-approval policies and procedures for certain audit and non-audit services which Ernst & Young provides. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of Ernst & Young while recognizing that in certain situations Ernst & Young may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. The policies and procedures adopted by the Audit Committee allow the general pre-approval by the Audit Committee of certain services, such as audit-related services (which include providing accounting and auditing consultation and due diligence services), and tax services (which include general tax compliance, tax research, and planning services), without a specific, case-by-case consideration of each of the services to be performed by Ernst & Young. The policies and procedures require that any other service, including the annual audit services and any other attestation service, be expressly and specifically approved by the Audit Committee prior to such services being performed by Ernst & Young. In addition, any proposed services exceeding the general pre-approved cost levels or budgeted amounts require specific pre-approval by the Audit Committee. The Audit Committee considers whether all pre-approved services are consistent with the SEC’s rules and regulations on auditor independence.

6.	Based on the review and discussions referred to in paragraphs (1) through (5) above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2017, for filing with the SEC.

Joseph R. Bronson, Chair

Dawne S. Hickton

Robert A. McNamara

Christopher M.T. Thompson

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AUDIT AND NON-AUDIT FEES

Set forth below are the fees for services rendered by our independent registered public accounting firm, Ernst & Young, for the fiscal periods indicated, all of which were approved by the Audit Committee pursuant to the approval policies under “Report of the Audit Committee” described above.

Type of Fees	Description	2017	2016

Audit Fees

Consist of fees for professional services provided in connection with the annual audit of the Company’s consolidated financial statements; the reviews of the Company’s quarterly financial statements included in the Company’s reports on Form 10-Q; the rendering of an opinion pursuant to Section 404 of the Sarbanes-Oxley Act of 2002; and the services that an independent auditor would customarily provide in connection with audits of the Company’s subsidiaries, other regulatory filings, and similar engagements for each fiscal year shown, such as attest services, consents, and reviews of documents filed with the SEC.

		$7,096,997	$6,977,300

Audit-Related Fees	Consist of fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements not reported under “Audit Fees” above, including fees for the performance of audits and attest services not required by statute or regulations; audits of the Company’s employee benefit plans; due diligence activities related to mergers, acquisitions, and investments; contractor’s license compliance procedures; and accounting consultations about the application of generally accepted accounting principles to proposed transactions.	$1,384,492	$460,030

Tax Fees	Consist of fees for tax compliance, tax planning, and tax advice. Corporate tax services provided encompass a variety of permissible services, including technical tax advice related to U.S. and international tax matters; assistance with foreign income and withholding tax matters; assistance with sales tax, value added tax, and equivalent tax related matters in local jurisdictions; preparation of reports to comply with local tax authority transfer pricing documentation requirements; and assistance with tax audits.	$1,932,029	$1,659,700

Total		$10,413,518	$9,097,030

What our Audit Committee considered when engaging Ernst & Young for fiscal 2017:

✓	E&Y’s independence and integrity

✓	E&Y’s competence and its compliance with regulations

✓	The business acumen, value-added benefit, continuity and consistency, and technical and core competency provided by the engagement team

✓	The effectiveness of E&Y’s processes, including its quality control, timeliness and responsiveness, and communication and interaction with management

✓	E&Y’s efforts toward efficiency, including with respect to process improvements and fees

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SECURITY OWNERSHIP

The following tables, based in part upon information supplied by officers and directors and certain shareholders, sets forth certain information regarding the ownership of the Company’s common stock as of the Record Date by (1) all those persons known by the Company to be beneficial owners of more than five percent of the outstanding shares of common stock, (2) each director and nominee for director, (3) each NEO, and (4) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of these shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Certain Beneficial Owners

Name and Address	Amount and Nature of Ownership of Beneficial Ownership		Percentage of Class (1)
TheVanguard Group	12,069,948	(2)	10.03%
PO Box 2600
Valley Forge, Pennsylvania 19482
PRIMECAP Management Company	8,307,047	(3)	6.89%
177 East Colorado Blvd., 11th Floor Pasadena, California 91105

(1)	Calculated based on 120,521,384 shares of common stock outstanding as of the Record Date.
(2)	Based solely on the information set forth in a Schedule 13G/A filed by The Vanguard Group Inc. with the SEC on November 13, 2017. Based on such filing, The Vanguard Group Inc. has sole voting power with respect to 171,954 shares, shared voting power with respect to 26,338 shares, sole dispositive power with respect to 11,877,929 shares, and shared dispositive power with respect to 192,019 shares.
(3)	Based solely on the information set forth in a Schedule 13F filed by PRIMECAP Management Company with the SEC for the period ended September 30, 2017. Based on such filing, PRIMECAP Management Company has sole voting power with respect to 4,374,963 shares and sole dispositive power with respect to all of the shares.

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Security Ownership of Directors, Nominees, and Management

Name	Number of Shares of Common Stock		Number of Shares of Common Stock Relating to Unexercised Stock Options (1)	Total Number of Shares Beneficially Owned	Percent of Class (2)
Non-Management Directors:
Joseph R. Bronson	11,840		11,250	23,090	*
Juan José Suárez Coppel	—		9,250	9,250	*
Robert C. Davidson, Jr.	12,000		21,750	33,750	*
Ralph E. Eberhart	—		12,750	12,750	*
Dawne S. Hickton	2,800		2,875	5,675	*
Linda Fayne Levinson	31,000		24,250	55,250	*
Robert A. McNamara	250		—	250	*
Peter J. Robertson	12,000	(3)	23,250	35,250	*
Christopher M.T. Thompson	10,000	(4)	12,750	22,750	*
Named Executive Officers:					*
Steven J. Demetriou	113,050		100,498	213,548	*
Kevin C. Berryman	80,418		49,508	129,926	*
Terence D. Hagen	27,998		36,892	64,890	*
Joseph G. Mandel	39,168		167,508	206,676	*
Robert V. Pragada	31,403		5,346	36,749	*
All directors and executive officers as a group	382,538		503,684	886,222	*

* Less than 1%

(1)	Includes only those unexercised options that are exercisable, or will become exercisable within 60 days of the Record Date.
(2)	Calculated based on 120,521,384 shares of common stock outstanding as of the Record Date and the relevant number of shares of common stock issuable upon exercise of stock options which are exercisable or will be exercisable within 60 days of the Record Date.
(3)	Mr. Robertson shares voting and dispositive power with his spouse as to 12,000 shares that are held in a living trust.
(4)	Mr. Thompson shares voting and dispositive power with his spouse as to 10,000 shares that are held in a living trust.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from its directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater-than-ten-percent beneficial owners were complied with on a timely basis during fiscal 2017, with the exception of the initial Form 3 filing upon the appointment of Mr. McNamara to the Board of Directors, which was filed late due to an administrative delay in obtaining the requisite Edgar filing codes.

EXECUTIVE OFFICERS

For information about the executive officers of the Company, see Part I, Item 1 — Business in the Company’s 2017 Annual Report on Form 10-K.

SHAREHOLDERS’ PROPOSALS

Only shareholders meeting certain criteria outlined in the Company’s Bylaws are eligible to submit nominations for election to the Board of Directors or to bring other proper business before an annual meeting. Under the Company’s Bylaws, shareholders who wish to nominate persons for election to the Board of Directors or bring other proper business before an annual meeting must give proper notice to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, notices regarding nominations of persons for election to the Board of Directors and other proper business for consideration at the 2019 annual meeting of shareholders must be submitted to the Company no earlier than September 19, 2018 and no later than October 19, 2018. Notices regarding nominations and other proper business must include certain information concerning the nominee or the proposal and the proponent’s ownership of common stock of the Company, in each case as set forth in the Company’s Bylaws. Nominations or other proposals not meeting these requirements will not be entertained at the annual meeting. The Secretary of the Company should be contacted in writing at the address on the first page of this Proxy Statement to submit a nomination or bring other proper business or to obtain additional information as to the proper form of a nomination.

In order to be included in the Company’s Proxy Statement and form of proxy relating to the 2019 annual meeting, proposals of shareholders must be received by the Secretary of the Company no later than August 9, 2018. If timely notice of a shareholder proposal is not received by the Company, then the proxies named on the proxy cards distributed by the Company for the annual meeting may use the discretionary voting authority granted to them by the proxy cards if the proposal is raised at the annual meeting, whether or not there is any discussion of the matter in the Proxy Statement. The 2019 annual meeting of shareholders is currently expected to be held on Wednesday, January 16, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Nominating and Corporate Governance Committee is responsible for the review, approval, or ratification of “related-person transactions” involving the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, executive officer, nominee for director, or 5% shareholder of the Company, and their immediate family members. The Company has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, in which the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

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The Nominating and Corporate Governance Committee has determined that each of the following transactions shall be deemed to be pre-approved under the Company’s policies and procedures referenced above:

•	any transaction with another company for which a related person’s only relationship is as an employee (other than as an executive officer) if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;
•	any charitable contribution, grant, or endowment by the Company to a charitable organization, foundation, or university for which a related person’s only relationship is as an employee (other than as an executive officer) or a director, if the amount involved does not exceed the greater of $1 million or 2% of the charitable organization’s total annual receipts;
•	compensation to executive officers determined by the Compensation Committee;
•	compensation to directors as reported in the Company’s proxy statement;
•	transactions in which all security holders receive proportional benefits; and
•	transactions where the rates or charges involved are determined by competitive bids.

Any transaction involving related persons that exceeds $120,000 and that does not fall within the categories described above is presented to the Nominating and Corporate Governance Committee for review. The Committee determines whether the related person has a direct or indirect material interest in the transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion. In determining whether to approve or ratify the transaction, the Nominating and Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you provide us with contrary instructions. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, or if you are receiving multiple copies of such proxy materials and wish to receive only one set, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Promptly upon receiving a written or oral request, a separate copy of the proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to you. Requests in writing should be addressed to the address below. Requests may also be made by calling (214) 638-0145.

Jacobs Engineering Group Inc.

Attention: Investor Relations

1999 Bryan Street, Suite 1200

Dallas, Texas, 75201

64      | 2018 Proxy Statement

ANNUAL REPORT, FINANCIAL AND ADDITIONAL INFORMATION

The Company’s annual audited financial statements and review of operations for fiscal 2017 can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2017. A copy of the 2017 Form 10-K is being made available to each shareholder of record on the Record Date concurrently with this Proxy Statement. You can access a copy of our 2017 Annual Report on Form 10-K on the secure website disclosed in both the Notice of Internet Availability of Proxy Materials you received and in this Proxy Statement as well as on the Company’s website at www.jacobs.com. The Company will furnish without charge a copy of the 2017 Form 10-K, including the financial statements and any schedules thereto, to any person following the instructions for requesting written copies of the proxy materials as set forth in the Notice of Internet Availability of Proxy Materials or to any person requesting in writing and stating that he or she was the beneficial owner of the Company’s common stock on November 22, 2017. The Company will also furnish copies of any exhibits to the 2017 Form 10-K to eligible persons requesting exhibits at a cost of $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests should be addressed to:

Jacobs Engineering Group Inc.

Attention: Investor Relations

1999 Bryan Street, Suite 1200

Dallas, Texas, 75201

OTHER BUSINESS

The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know of any business intended to be presented by others.

Michael R. Tyler

Senior Vice President, General Counsel and Secretary

Dallas, Texas

December 7, 2017

2018 Proxy Statement |      65

JACOBS ENGINEERING GROUP INC.

1999 BRYAN STREET

SUITE 1200

DALLAS, TX 75201

There are three ways to vote your proxy.

Your telephone or Internet vote authorizes the proxies named on the reverse side to vote the shares held in this account in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time (GMT-5) on Tuesday, January 16, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time (GMT-5) on Tuesday, January 16, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E34472-P99820	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JACOBS ENGINEERING GROUP INC.

The Board of Directors recommends a vote FOR each Nominee for Director and FOR Proposals 2 and 3.
1.	Election of Directors
	Nominees:	For	Against	Abstain

	1a. Joseph R. Bronson	☐	☐	☐

	1b. Juan José Suárez Coppel	☐	☐	☐			For	Against	Abstain

	1c. Robert C. Davidson, Jr.	☐	☐	☐	2.	Advisory vote to approve the Company’s executive compensation.	☐	☐	☐
	1d. Steven J. Demetriou	☐	☐	☐
	1e. Ralph E. Eberhart	☐	☐	☐	3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	☐	☐	☐
	1f. Dawne S. Hickton	☐	☐	☐
	1g. Linda Fayne Levinson	☐	☐	☐

	1h. Robert A. McNamara	☐	☐	☐

	1i. Peter J. Robertson	☐	☐	☐

	1j. Christopher M.T. Thompson	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2 AND 3.

Please sign as your name(s) appear(s) on this proxy. If held in joint tenancy, all holders must sign. Trustees, administrators, etc. should include their title and authority. Corporations should provide the full name of the corporation and of the authorized officer signing this proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

JACOBS ENGINEERING GROUP INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, January 17, 2018

4:30 PM ET

The Ritz-Carlton New York, Battery Park

Manhattan Ballroom

2 West Street

New York City, New York 10004

U.S.A.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E34473-P99820

Jacobs Engineering Group Inc.

1999 Bryan Street, Suite 1200                                                                                                                                                      proxy

Dallas, Texas 75201

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on January 17, 2018.

The shares of stock held in this account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” the persons nominated as directors by the Board of Directors, “FOR” Proposals 2 and 3, and in the discretion of the proxies named below with respect to any other matters that may properly come before the Annual Meeting and all adjournments and postponements thereof.

By signing the proxy, you revoke all prior proxies and appoint Steven J. Demetriou, Kevin C. Berryman and Michael J. Tyler, and each of them, as proxies, each with full power of substitution, to vote the shares held in this account on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.

If you vote by Phone or Internet, please do not mail your Proxy Card.

See reverse for voting instructions.